UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

____________________

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

PURPLE INNOVATION, INC.
(Name of Registrant as Specified In Its Charter)

_____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials:
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 21, 2021

TO THE STOCKHOLDERS OF PURPLE INNOVATION, INC.:

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Purple Innovation, Inc., a Delaware corporation (the “Company” or “Purple”), will be held on May 21, 2021. at 9:00 a.m. Mountain Time, for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.      ELECTION OF DIRECTORS.    To elect the eight (8) directors named in the attached proxy statement;

2.      ADVISORY VOTE ON EXECUTIVE COMPENSATION.    Advisory approval of our Company’s executive compensation.

3.      ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTES.    Advisory vote on the frequency of future stockholder advisory votes on our executive compensation.

4.      RATIFICATION OF AUDITORS.    To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2021; and

5.      ANY OTHER BUSINESS that may properly come before the stockholders at the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 24, 2021 are entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. We recommend that stockholders vote “FOR” Proposals 1, 2, and 4 listed above, and in favor of “one year” for Proposal 3. Our stock transfer books will remain open between the record date and the date of the meeting. Beginning two days after notice of our 2021 Annual Meeting is given, a list of shareholders eligible to vote at the 2021 Annual Meeting will be available for inspection at our principal office at any time up to the 2021 Annual Meeting. If you would like to inspect the list, please contact J. Scott Askew, our Deputy General Counsel, at (801) 756-2600 ext. 116 or by email at scott.a@purple.com to arrange a visit to our office.

This year’s Annual Meeting will be conducted exclusively via live audio webcast and online stockholder tools. In order to attend and vote at the Annual Meeting, you must register in advance at https://register.proxypush.com/PRPL prior to the deadline of May 19, 2021 at 5:00 p.m. Eastern Time. Stockholders who register will be able to attend and listen to the Annual Meeting live, submit questions and vote their shares electronically at the Annual Meeting from virtually any location around the world. We have chosen a virtual format to facilitate stockholder attendance and participation due to the continuing COVID-19 pandemic. Our meeting will be held virtually this year in an effort to promote the safety of attendees in light of the COVID-19 outbreak, and to support recent federal, state and local guidance. There will be no physical meeting location. Even if you plan on participating in the Annual Meeting via the Internet, to assure your representation at the Annual Meeting, we encourage you to complete, sign, date and promptly return the proxy card. To ensure that all your shares are voted, if your shares are represented by more than one Notice or proxy card please vote once for each Notice or proxy card you receive. You may revoke your proxy at any time prior to the Annual Meeting.

If you attend the Annual Meeting and vote via the Internet, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. If your shares are held in the name of a bank, broker, or other holder of record, you must obtain a legal proxy, executed in your favor, from the holder of record in order to be able to vote in person at the Annual Meeting.

Please note: If you hold your shares in the name of a broker, bank or other nominee, your nominee may determine to vote your shares at its own discretion, absent instructions from you. However, due to voting rules that may prevent your bank or broker from voting your uninstructed shares on a discretionary basis in the election of directors and other non-routine matters, it is important that you cast your vote. Accordingly, please provide appropriate voting instructions to your broker or bank to ensure your vote will count.

YOUR VOTE IS VERY IMPORTANT.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, WE URGE YOU TO VOTE BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 21, 2021: The proxy statement and the Annual Report are available at http://www.pstvote.com/purple2021.

PURPLE INNOVATION, INC.
By Order of the Board of Directors,
/s/ Joseph B. Megibow
Joseph B. Megibow
Chief Executive Officer
Lehi, Utah, April 1, 2021

PURPLE INNOVATION, INC.
4100 North Chapel Ridge Road
Suite 200
Lehi, Utah 84043
(801) 756-2600

____________________

PROXY STATEMENT

____________________

SOLICITATION OF PROXIES

The accompanying proxy is solicited on behalf of Purple Innovation, Inc., a Delaware corporation, by its Board of Directors (the “Board”) for use at its 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 9:00 a.m. Mountain Time on May 21, 2021, or at any adjournments or postponements thereof, for the purposes set forth in this proxy statement and in the accompanying notice. The Annual Meeting will be held exclusively via live audio webcast and online stockholder tools. There will not be an option to attend the meeting in person.

The Notice of Internet Availability of Proxy Materials is first being sent or given to our stockholders on or before April 9, 2021 and contains instructions on how to access our proxy statement and our annual report. The Notice provides instructions on how to vote via the Internet and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at http://www.pstvote.com/purple2021 using the control number located on your Notice or proxy card. Any proxy duly given pursuant to this solicitation may be revoked by the person or entity giving it at any time before it is voted by delivering a written notice of revocation to our Corporate Secretary, by executing a later dated proxy and delivering it to our Corporate Secretary, or by attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself constitute a revocation of the proxy). If you hold shares through a broker, bank or other nominee, you must follow the instructions of your broker, bank or other nominee to change or revoke your voting instructions, and if you wish to vote online during the Annual Meeting you will be required to follow the process set forth below in “Methods of Voting — Voting at the Meeting.”

OUTSTANDING SHARES AND VOTING RIGHTS

Stockholders who owned Purple Innovation, Inc. Class A Common Stock, par value $0.0001 per share (the “Class A Stock”), or Class B Common Stock, par value $0.0001 per share (the “Class B Stock” and together with the Class A Stock the “Common Stock”), at the close of business on March 24, 2021 (the “Record Date”) are entitled to receive notice of, virtually attend and vote at the Annual Meeting.

Each share of Class A Stock and Class B Stock, voting together as a single class, is entitled to one vote. On the Record Date, there were 66,302,767 shares of Class A Stock outstanding, held by approximately 27 stockholders of record, and 448,279 shares of Class B Stock outstanding, held by 14 stockholders of record.

In order to constitute a quorum for the conduct of business at the Annual Meeting, a majority of the voting power of all outstanding shares of Common Stock of the Company entitled to vote at the Annual Meeting must be represented, in person or by proxy, at the Annual Meeting. Under Delaware law, shares represented by proxy that reflect abstentions or “broker non-votes” (which are shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, broker non-votes will not be voted on proposals on which your broker or other nominee does not have discretionary authority to vote under the rules of the New York Stock Exchange (the “NYSE”), including Proposals 1, 2, and 3.

The voting standards for the four matters to be acted upon at the meeting are as follows:

•        Proposal 1.    The election of directors shall be determined by a majority of the votes cast by the stockholders at the Annual Meeting and entitled to vote thereon, provided a quorum is present in person or by proxy, meaning a nominee must receive more “for” votes than “against” votes. If an incumbent director does not receive the required majority, the director shall tender his or her resignation promptly following certification of the election results. Within 90 days after the date of the certification of the election results, the Board will determine, based upon the recommendation of the Nomination & Governance Committee, whether to accept or reject the resignation or whether other action should be taken, and the Board will publicly disclose its decision and rationale.

•        Proposals 2 and 4.    Pursuant to our bylaws, Proposals 2 and 4 will be approved if a majority of the votes cast by stockholders present at the Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote thereon vote in favor of the proposal, meaning the proposal must receive more “for” votes than “against” votes.

•        Proposal 3.    Proposal 3 will be determined by a plurality of the votes cast. The frequency that receives the most votes will be recommended by the stockholders to the Board.

Shares not present virtually or represented by proxy at the Annual Meeting and broker non-votes will have no effect on the determination of any of the proposals. In addition, Proposals 2, 3 and 4 are stockholder advisory votes and will not be binding on the Board.

OTHER INFORMATION

We were originally incorporated in Delaware in May 2015 as Global Partner Acquisition Corp. (“GPAC”), a special purpose acquisition company (“SPAC”), formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. On August 4, 2015, GPAC consummated its initial public offering (the “IPO”), following which its shares began trading on Nasdaq. On February 2, 2018 (the “Closing Date”), GPAC consummated a business combination pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, PRPL Acquisition, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”), Purple Innovation, LLC, a Delaware limited liability company (“Purple LLC”), InnoHold, LLC, a Delaware limited liability company and the sole equity holder of Purple LLC (“InnoHold”), and Global Partner Sponsor I LLC, solely in its capacity thereunder as the representative of GPAC after the consummation of the transactions contemplated by the Merger Agreement (the “Parent Representative” or the “Sponsor”), which provided for the Company’s acquisition of Purple LLC’s business through a merger of Merger Sub with and into Purple LLC, with Purple LLC being the survivor in the merger (the “Business Combination”). Pursuant to the terms of the Merger Agreement, InnoHold received 44,071,318 newly issued shares of Class B Stock, representing approximately 82% of the outstanding voting power of the Company. Pursuant to an Exchange Agreement entered into by the parties as part of the Business Combination, InnoHold subsequently has exchanged its Class B Stock for Class A Stock which it has sold, and the Company is no longer controlled by InnoHold.

In connection with the closing of the Business Combination, GPAC changed its name to “Purple Innovation, Inc.”

As used in this proxy statement, unless the context otherwise requires, references to the “Company,” “Purple,” “we,” “us” and “our” refer to Purple Innovation, Inc. and, where appropriate, its subsidiary Purple Innovation, LLC. References to “GPAC” refer to Global Partner Acquisition Corp., prior to the Business Combination.

i

ANNUAL MEETING OF STOCKHOLDERS

We have sent you this Proxy Statement and the enclosed proxy card because our Board is soliciting your proxy to vote at our 2021 Annual Meeting of Stockholders to be held on May 21, 2021 (the “Annual Meeting”), at 9:00 a.m., Mountain Time, and at any adjournments or postponements thereof. This year’s meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast. Stockholders will be able to attend and listen to the Annual Meeting live, submit questions and vote their shares electronically at the Annual Meeting from virtually any location around the world. In order to attend and vote at the Annual Meeting, you must register in advance at https://register.proxypush.com/PRPL prior to the deadline of May 19, 2021 at 5:00 p.m. Eastern Time. If you hold shares through a broker, bank or other nominee, you must follow the instructions of your broker, bank or other nominee to change or revoke your voting instructions, and if you wish to vote online during the Annual Meeting you will be required to follow the process set forth below in “Methods of Voting — Voting at the Meeting.”

This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.

The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions. Craig L. Phillips, our Chief Financial Officer, and Casey K. McGarvey, our Chief Legal Officer, have been designated as the proxies to cast the votes of our shareholders at our 2021 annual meeting of shareholders.

The Notice of Internet Availability of Proxy Materials is first being sent or given to our stockholders on or before April 9, 2021 and contains instructions on how to access our proxy statement and our annual report. The Notice provides instructions on how to vote via the Internet and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at http://www.pstvote.com/purple2021 using the control number located on your Notice or proxy card..

Information About the Annual Meeting

When is the Annual Meeting?

The Annual Meeting will be held at 9:00 a.m., Mountain Time, on Friday, May 21, 2021.

Where is the Annual Meeting?

This year’s meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast. Stockholders will be able to attend and listen to the Annual Meeting live, submit questions and vote their shares electronically at the Annual Meeting from virtually any location around the world. In order to attend and vote at the Annual Meeting, you must register in advance at https://register.proxypush.com/PRPL prior to the deadline of May 19, 2021 at 5:00 p.m. Eastern Time. We will ensure that all attending shareholders or their proxyholder have the ability to participate, ask questions and vote their shares. As always, we encourage you to vote your shares prior to the Annual Meeting.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters listed in the Notice of Annual Meeting of Stockholders and any other matters that properly come before the stockholders at the Annual Meeting or any adjournments or postponements thereof.

Who can attend the Annual Meeting?

This year’s meeting is a virtual stockholder meeting conducted exclusively via a live audio webcast. Stockholders will be able to attend and listen to the Annual Meeting live, submit questions and vote their shares electronically at the Annual Meeting from virtually any location around the world. In order to attend and vote at the Annual Meeting, you must register in advance at https://register.proxypush.com/PRPL prior to the deadline of May 19, 2021 at 5:00 p.m. Eastern Time.

What constitutes a quorum?

A quorum of stockholders is necessary to hold a valid meeting for the transaction of business. The presence at the Annual Meeting, in person or by proxy, of a majority of the voting power of all outstanding shares of Common Stock of the Company entitled to vote at the Annual Meeting will constitute a quorum. Broker non-votes, abstentions and votes withheld count as shares present at the Annual Meeting for purposes of calculating whether a quorum is present. On the Record Date, there were 66,751,046 shares of Common Stock outstanding, including 66,302,767 shares of Class A Stock outstanding, held by approximately 27 stockholders of record, and 448,279 shares of Class B Stock outstanding, held by 14 stockholders of record.

What are the recommendations of the Board?

Unless you instruct otherwise on your proxy card or in person at the Annual Meeting, the persons named as proxy holders will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth below.

1.      Proposal No. 1:    “FOR” the election of each Board nominee set forth in this proxy statement.

2.      Proposal No. 2:    “FOR” the executive compensation set forth in this Proxy Statement.

3.      Proposal No. 3:    “ONE YEAR” on the frequency of future stockholder advisory votes on our executive compensation.

4.      Proposal No. 4:    “FOR” the ratification of the Audit Committee’s appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2021.

The proxy holders will vote in their own discretion with respect to any other matter that properly comes before the stockholders at the Annual Meeting or any adjournments or postponements thereof.

VOTING AND RELATED MATTERS

Voting Procedures

As a stockholder of Purple, you have a right to vote on certain business matters affecting us. The proposals that will be presented at the Annual Meeting and upon which you are being asked to vote are discussed below in the “Proposals” section. All stockholders of record at the close of business on the Record Date, March 24, 2021, are entitled to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting. Each share of Common Stock you owned as of the Record Date entitles you to one vote on each proposal presented at the Annual Meeting.

Methods of Voting

You may vote by mail or electronically at the Annual Meeting. Proxy cards, ballots and voting tabulations that identify shareholders are kept confidential except in certain circumstances where it is important to protect the interests of Purple and its stockholders.

Voting by Mail.    You may vote by mail by completing, signing and dating your proxy card and returning it to the address provided on your proxy card prior to the polls closing on May 21, 2021 (proxy cards received after the polls are closed on May 21, 2021 will not be counted). Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

Voting at the Meeting.    If you intend to attend the Annual Meeting and to vote electronically, you must register in advance at https://register.proxypush.com/PRPL prior to the deadline of May 19, 2021 at 5:00 p.m. Eastern Time. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote electronically at the Annual Meeting.

If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, in order to vote in person at the virtual Annual Meeting, you must, in addition to registering in advance at https://register.proxypush.com/PRPL, obtain a valid legal proxy from your broker, bank or other agent and then register to vote at the Annual Meeting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank, to request a legal proxy form. After obtaining a valid legal proxy from your broker, bank or other agent, to then register to vote at the Annual Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to alamb@philadelphiastocktransfer.com. You may also mail or fax proof of your legal proxy to:

Philadelphia Stock Transfer, Inc.,
Attn: Angela L. Lamb
2320 Haverford Rd., Suite 230
Ardmore, PA 19003
Fax: (484) 416-3597

Requests for registration must be labeled as “Legal Proxy” and be received no later than May 19, 2021 at 5:00 p.m. Eastern Time. You will receive a confirmation of your registration to vote at the Annual Meeting by email after we receive your registration materials, including instructions for voting at the Annual Meeting. We will also post a recording of the meeting on our investor relations website, which will be available for replay following the meeting for 60 days.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the Annual Meeting. To do this, you must, before the deadline stated above:

•        provide written notice of the revocation to our Corporate Secretary at our principal executive office, 4100 N. Chapel Ridge Road, Suite 200, Lehi, Utah 84043; or

•        attend the Annual Meeting and vote electronically.

You may also change your vote at any time before the proxy is exercised by sending a duly executed proxy card bearing a later date. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and request to recast your vote. Attendance at the Annual Meeting will not, by itself, revoke a previously granted proxy.

Quorum and Voting Requirements

Stockholders of record at the close of business on the Record Date are entitled to receive notice and vote at the meeting. On the Record Date, there were 66,302,767 shares of Class A Stock outstanding, held by approximately 27 stockholders of record, and 448,279 shares of Class B Stock outstanding, held by 14 stockholders of record. Each holder of Common Stock voting at the meeting, either in person or by proxy, may cast one vote per share of Common Stock held on the Record Date on all matters to be voted on at the meeting. Stockholders may not cumulate votes in the election of directors.

The presence, electronically or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote constitutes a quorum for the transaction of business at the meeting. Assuming that a quorum is present:

(1)    a majority of the votes cast by shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors will be required to elect Board nominees; and

(2)    the advisory vote on executive compensation will be approved if a majority of the votes cast by stockholders present electronically or represented by proxy at the Annual Meeting entitled to vote thereon vote in favor of the proposal. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding our executive compensation program.

(3)    the advisory vote on the frequency of future stockholder advisory votes will be determined by a plurality of the votes cast. The frequency that receives the most votes will be recommended by the stockholders to the Board. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take it into consideration when determining the frequency of future advisory votes on executive compensation.

(4)    the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2021 will be approved if a majority of the votes cast by stockholders present electronically or represented by proxy at the Annual Meeting entitled to vote thereon vote in favor of the proposal. Because your vote is advisory, it will not be binding on the Board or the Company. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

Votes cast by proxy or electronically at the meeting will be tabulated by the election inspectors appointed for the meeting and who will determine whether a quorum is present. The election inspectors will treat abstentions and broker non-votes (i.e., shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary voting power) as shares that are present for purposes of determining the presence of a quorum. With regard to Proposal 1, broker non-votes will not be counted towards the tabulations of votes cast on such proposal presented to the stockholders, will not have the effect of negative votes and will not affect the outcome of the election of the directors. With regard to Proposals 1, 2 and 4 abstentions will be counted towards the tabulations of votes cast on such proposal presented to the stockholders and will have the same effect as negative votes. With respect to Proposal 2, broker non-votes will not be counted for purposes of determining whether such proposal has been approved and will not have the effect of negative votes. A broker, bank or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 4. With regard to Proposal 3, the frequency that receives the most votes will be recommended by the stockholders to the Board.

A broker non-vote occurs when a broker does not vote on a particular proposal with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”) because the broker has not received voting instructions from the beneficial owner. Under the rules of the NYSE that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the ratification of auditors. Non-routine matters include matters such as the election of directors. Therefore, if you do not give your broker or nominee specific instructions, your shares will not be voted on non-routine matters, including Proposals 1, 2, and 3. A broker, bank or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 4. However, shares represented by such “broker non-votes” will be counted in determining whether there is a quorum present at the Annual Meeting for the purpose of transacting business.

Voting of Proxies

When a vote is properly cast via proxy card, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted:

(1)    “for” the election of each Board nominee set forth in this proxy statement;

(2)    “for” the ratification of the advisory vote on executive compensation

(3)    in favor of “1 year” on the frequency of future stockholder advisory votes on our executive compensation

(4)    “for” the ratification of the Audit Committee’s appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2021; and

(5)    at the discretion of your proxy holder, on any other matter that may be properly brought before the stockholders at the meeting.

Voting Results

Voting results will be announced at the Annual Meeting and published in a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission within four business days after the Annual Meeting.

Proxy Solicitation

We will bear the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by our directors, officers or employees, personally, by telephone, facsimile, Internet or other means, without additional compensation. We may retain a proxy solicitor to assist in the distribution of proxies and proxy solicitation materials, and in the solicitation of proxies. Generally, the fee for such services is approximately $15,000 plus expenses. If we do elect to retain a proxy solicitor, we will pay the proxy solicitor reasonable and customary fees. Except as described above, we do not presently intend to solicit proxies other than by e-mail and mail.

Availability of our Filings with the SEC and Additional Information

Through our investor relations website, investors.purple.com, we make available free of charge all of our SEC filings, including our proxy statements, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K, as well as Form 3, Form 4, and Form 5 reports of our directors, officers, and principal stockholders, together with amendments to these reports filed or furnished pursuant to Sections 13(a), 15(d), or 16 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We will also provide upon written request, without charge to each stockholder of record as of the record date, copies of our 2020 Form 10-K. Any exhibits listed in the 2020 Form 10-K also will be furnished upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to our Secretary at our executive offices set forth in this proxy statement.

This proxy statement and our Annual Report are also available at: http://www.pstvote.com/purple2021.

All of our SEC filings can also be accessed through the SEC’s website, http://www.sec.gov.

The Class A Stock is listed on the Nasdaq Global Market (“Nasdaq”) under the symbol PRPL, and reports and other information on the Company can be reviewed at the office of Nasdaq.

If you have more questions about the Annual Meeting, or require assistance in submitting your proxy or registering to attend the virtual Annual Meeting in order to vote your shares, please contact J. Scott Askew, our Deputy General Counsel, at (801) 756-2600 ext. 116 or by email at scott.a@purple.com. If your broker, dealer, commercial bank, trust company or other nominee holds your shares, you should also call your broker, dealer, commercial bank, trust company or other nominee for additional information.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 21, 2021: This proxy statement and our Annual Report are available at http://www.pstvote.com/purple2021.

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE HIGHLIGHTS

Environmental

We are subject to various health and environmental provisions, such as California Proposition 65 (the Safe Drinking Water and Toxic Enforcement Act of 1986) and 16 CFR Part 1633 (Standard for the Flammability (Open Flame) of Mattress Sets). We have made and will continue to make capital and other expenditures to comply with environmental and health and safety requirements. We are committed to acting as responsible corporate citizens in protecting the environment.

Social

Employees — Our most valuable asset at Purple is our people and their learned institutional knowledge. We are mission-driven by our commitment to innovating real comfort solutions that meaningfully help “every body” feel and live better. We are a product innovation company at our core.

Purple provides equal employment opportunities to all employees and applicants for employment and prohibits discrimination and harassment of any type without regard to race, color, religion, age, sex, national origin, disability status, genetics, protected veteran status, sexual orientation, gender identity or expression, or any other characteristic protected by federal, state or local laws.

As of March 24, 2021, we have approximately 1,594 employees (of which 1,579 are full-time) engaged in manufacturing, research and development, general corporate functions and in our retail showrooms. Due to the increased demand for our products throughout the COVID-19 pandemic, we increased our employee headcount by approximately 640 during 2020. The Company also uses temporary workers provided by staffing agencies (primarily for production and customer support), and as of March 24, 2021 approximately 245 temporary workers are being supplied to the Company.

During 2020, the Company’s top priority was to take appropriate actions to protect the health and safety of our employees as a result of the COVID-19 pandemic. Our current employee population works primarily within our two factories in Utah, our new factory in Georgia and at our headquarters in Lehi, Utah. However, throughout the COVID-19 pandemic, employees who were working in office settings began working from home. We also identified new ways to work safely and effectively in our manufacturing areas by creating additional shifts, regularly cleaning common areas, wearing face masks and ensuring employees were practicing safe social distancing. We regularly engage labor contracting agencies and independent contractors to accelerate our progress and to provide support across various functions within our organization. We have no collective bargaining agreements with our employees.

Diversity and Inclusion — Purple is committed to fostering an environment that respects and encourages individual differences, diversity of thought, and talent. We strive to create a workplace where employees feel that their contributions are welcomed and valued, allowing them to fully engage their talents and training in their work, while generating personal satisfaction in their role within the Company. In September 2020, we hired our first Diversity and Inclusion Lead to reinforce and increase our commitment to a more inclusive workplace. In November 2020, we expanded the number of women on our Board such that women now comprise 25% of our Board. We have begun the creation of several employee resource groups to offer insight into each department’s diversity growth and create allies that help us in talent development for underrepresented populations. In 2021, we will be establishing a comprehensive recruiting strategy that focuses on recruiting and retaining diverse candidates. In addition, we will be designing, training, and implementing programs focused on equity and belonging, developing an internal mentorship program to help develop women and minorities within Purple into senior leadership positions and creating a brand strategy that raises brand awareness and customer acquisition in diverse markets.

Philanthropy — Throughout the COVID-19 pandemic, we saw the need to do our part in helping those who are less fortunate. We shifted our manufacturing processes to create relief beds that could be used in homeless shelters. This effort also proved to be beneficial for our manufacturing workers, giving them additional work during a time that was uncertain. Throughout the month of April 2020, we worked with Brands x Better — a coalition of like-minded businesses who looked to give back to the communities they serve — and donated 10% of net proceeds to this effort. We also partnered with the Precious Dreams Foundation to provide comfort items to children in foster care. On Giving Tuesday 2020 and on Random Acts of Kindness Day 2021, we donated 10% of net proceeds from our kid’s product collection to support this foundation. In addition, we sponsored Mattress Firm’s Give Back project in

February 2021 for their Skate Like a Girl campaign, donating hundreds of skateboards to foster care facilities across the nation. For years, we also have donated products and time teaching high school students about manufacturing in the communities around our Grantsville, Utah facility in association with the Tooele Education Foundation, in addition to giving multiple scholarships to graduating seniors to attend both local trade schools and universities of their choice.

Governance

Ethical Culture — Our Code of Ethics promotes an environment of integrity by requiring honest, ethical and fair conduct with a focus on conflicts of interest, compliance, deterrence and internal reporting. It also requires full, fair and accurate disclosure in public filings and communications. All employees are required to complete Code of Ethics training periodically. Overall, we believe our culture, along with our internal tools and initiatives, enable us to effectively execute our human capital strategy.

Incentive Compensation Clawback Policy — Our Board has approved an Incentive Compensation Clawback Policy (the “Clawback Policy”) that applies to Section 16 officers of the Company. The Human Capital & Compensation Committee administers the Clawback Policy. Under the Clawback Policy, the Company may seek to recover incentive compensation awarded to Section 16 officers if the result of a performance measure upon which the award was based or paid is subsequently restated (other than a restatement due to a change in the applicable accounting rules or interpretations) or otherwise adjusted in a manner that would reduce the size of the award or payment.

In addition, if the Company concludes that a Section 16 officer committed a significant legal or compliance violation in connection with employment, including a violation of the Company’s corporate policies or the Company’s standards of business conduct, the Company may, within three years following payment or vesting of the incentive compensation, seek recovery of all or a portion of the incentive compensation awarded to the Participant for the performance period in which the violation occurred. Also, the Company may, at the direction of the Committee, conclude that any unpaid or unvested incentive compensation has not been earned and must be forfeited. The Company may seek recovery of incentive compensation even if the misconduct did not result in an award or payment greater than would have been awarded absent the misconduct.

Anti-Hedging and Pledging Policy — Our Insider Trading Policy expressly discourages its directors, officers, and other employees from engaging in forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts. Any person wishing to enter into such an arrangement must first pre-clear the proposed transaction with the board of directors. Any request for pre-clearance of a hedging or similar arrangement must be submitted to the Chief Legal Officer for approval at least 1 week prior to the proposed execution of documents evidencing the proposed transaction and must set forth a justification for the proposed transaction.

Board of Directors Composition — Our Board now consists of 75% independent directors and 25% female directors. The Board recently created the Nominating & Governance Committee. Only independent directors serve on the Company’s three committees further discussed below.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Overview

There are currently eight members of our Board. The terms of all of our directors are scheduled to expire at the 2021 Annual Meeting of Stockholders, at which time all eight of the incumbents will stand for re-election. Director nominees, if elected, will serve a one-year term until the 2022 annual meeting of Stockholders and until their successors are duly elected and qualified.

Nominees

The Board has nominated the following individuals to serve on the Board:

•        Pano Anthos

•        Gary DiCamillo

•        Adam Gray

•        Claudia Hollingsworth

•        Gary Kiedaisch

•        Joseph B. Megibow

•        Paul Zepf

•        Dawn Zier

Business background and biographical information on the director nominees is set forth below under “Executive Officers and Directors.”

Vote Required

The election of directors shall be determined by a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. The eight nominees receiving a majority of affirmative votes cast at the Annual Meeting will be elected as our directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Recommendation

The Board recommends that stockholders vote “FOR” the election of each of the above-listed nominees.

Unless marked otherwise, proxies received will be voted “FOR” the election of each of these director nominees.

DIRECTORS

Directors

Set forth below are the name, age as of the Record Date, business experience and other qualifications of each of our eight director nominees, listed in alphabetical order. All of the nominees are current directors of the Company.

Name	Age	Title
Pano Anthos	62	Director
Gary T. DiCamillo	70	Director
Adam Gray	55	Director
Claudia Hollingsworth	60	Director
Gary A. Kiedaisch	74	Director
Joseph B. Megibow	52	Director, Chief Executive Officer
Paul Zepf	56	Director
Dawn Zier	56	Director

Board Skills and Experience Matrix

	Anthos	DiCamillo	Gray	Hollingsworth	Kiedaisch	Megibow	Zepf	Zier
EXPERIENCE & FUNCTIONAL EXPERTISE
Public Company Executive Leadership		X		X	X	X	X	X
Public Company Board	X	X	X	X	X	X	X	X
Operations		X	X	X	X	X		X
Consumer Marketing/Brand	X	X	X	X	X	X	X	X
Digital/Ecomm		X		X		X		X
Sales & Retail Management	X	X	X	X	X	X
Manufacturing, Supply Chain & Logistics		X	X	X	X	X
Product Development		X	X	X	X	X		X
Technology and Engineering	X	X				X
Finance, Accounting, P&L Management		X	X	X	X	X	X	X
International/Global		X	X	X	X	X	X	X
M&A/Integration	X	X	X	X	X	X	X	X
Human Capital/Culture Management		X		X	X	X		X
Risk and Crisis Management		X	X	X	X	X	X	X
Sustainability/ESG	X				X		X	X

Pano Anthos served as one of GPAC’s directors since GPAC’s initial public offering and has continued to serve as a director of the Company following the Business Combination. Since August 2015, Mr. Anthos has been the Managing Director of XRC Labs and XRC Fund, a retail and consumer goods technology accelerator based in New York City and co-sponsored by Parsons School of Design and Kurt Salmon. Since October 2011, Mr. Anthos has been a partner of Eaglepoint, running their digital transformation practice. He has over 25 years of technology Chief Executive Officer and founder experience, having built new businesses in B2B and B2C markets across Web, social, mobile and gaming platforms. Since November 2012, Mr. Anthos has also been a co-founder of GatherEducation, a virtual reality classroom platform that recreates the physical classroom online to enable great teachers to teach students on low bandwidth, 3G networks. From September 2010 to October 2011, Mr. Anthos founded and ran Guided Launch, an advisory firm that incubated startups in the media and advertising spaces. From 2007 to August 2010, Mr. Anthos founded Hangout Industries, the first virtual reality gaming platform on Facebook, leveraging real world fashion brands and partners such as Conde Nast, Steve Madden and Paige Denim to generate brand experiences for over its players. From 2003 to 2006, Mr. Anthos founded Pantero, a semantic web integration platform that major telecom and insurance companies use to integrate multiple disparate systems. From 1984 to 2001, Mr. Anthos co-founded and built Clearcross, a global logistics platform to manage cross border shipments for global manufacturers and e-commerce companies in over 20 countries. Mr. Anthos also served on the board of directors of FCA International. Mr. Anthos holds an MIA from Columbia University, was an International Fellow and holds a BA from the University of Delaware. He is well-qualified to serve on our board of directors due to his extensive operational and management background.

Gary T. DiCamillo served as one of GPAC’s directors since GPAC’s initial public offering and has continued to serve as a director of the Company following the Business Combination. From June 2017 until January 2020, he served as President and Chief Executive Officer of Universal Trailer Corporation, a manufacturer of leading livestock and utility trailer brands. Since January 2010, Mr. DiCamillo has been the managing partner of Eaglepoint Advisors, LLC, a privately held advisor to boards and chief executive officers in matters of strategy, organization and the management of business transition issues. Prior to that he was the former president and chief executive officer of Advantage Resourcing (formerly known as RADIA International), a group of privately held technical, professional and commercial staffing companies based in Dedham, Massachusetts, from 2002 until August 2009. Previously, he was chairman and chief executive officer at the Polaroid Corporation from 1996 to 2002. He also has served as president of Worldwide Power Tools and Accessories at Black & Decker Corporation from 1986 to 1996 and before that as vice president/general manager for Culligan U.S.A., a division of Beatrice Corporation. He began his career in brand management at Procter & Gamble Co., followed by several years as a manager at McKinsey & Company. Mr. DiCamillo was elected as a director of Whirlpool Corporation (NYSE:WHR) in 1997 and served as chairman of its audit committee from April 2013 to April 2017. He continues to serve as a director of Whirlpool Corporation. He also served as a board member of The Sheridan Group, Inc., a digital and analog printing company, from May 1989 until February 2017; a board member of Pella Corp., a window and door manufacturer, from 1993 until 2007, then again from 2010 until 2018, where he had chaired the compensation committee from May 2015 to February 2018; a board member of Berkshire Manufactured Products Corp., a manufacturer of aircraft engine parts, from February 2011 to September 2015, where he chaired the audit committee from May 2012 to September 2015; a board member of Universal Trailer Corp., a manufacturer of horse, livestock and cargo trailers for farm, recreational, and commercial markets, from March 2011 to January 2020 and a board member of Select Staffing Corp., a commercial and specialty contract staffing company, from May 2014 to August 2016, where he has chaired the compensation committee. He serves on the boards of trustees at Rensselaer Polytechnic Institute, the Museum of Science in Boston and Spoleto Festival USA and previously served as a board member of the Massachusetts Business Roundtable. Mr. DiCamillo is a graduate of Harvard Business School where he earned an MBA. He also holds a Bachelor of Science degree in Chemical Engineering from Rensselaer Polytechnic Institute. He is well-qualified to serve on our Board due to his extensive operational, financial and management background.

Adam Gray was appointed to our Board immediately following the closing of the Business Combination. Mr. Gray is a managing partner and co-founder of Coliseum Capital Management, LLC, a private firm that makes long-term investments in both public and private companies. Mr. Gray has served as non-executive Chairman of Redflex Holdings Limited since February 2014 and a director since December 2013; and on the board of directors of New Flyer Industries, Inc. since March 2012. Mr. Gray served on the board of directors of the Pas Group Limited from February 2016 until January 2020 (including as its non-executive Chairman since August 2017), Blue Bird Corporation from February 2015 until September 2017, DEI Holdings, Inc. from February 2009 until June 2011, and Benihana Inc. from September 2010 until August 2012. Prior to founding Coliseum, Mr. Gray served as Executive Vice President, Strategic Projects and Capital Management at Burger King Corp, held several executive positions with the Metromedia Restaurant Group, and worked at Kluge & Co. and Morgan Stanley. Mr. Gray holds both a BSE in Finance from the Wharton School of Business and a BS in Mechanical Engineering from the School of Engineering & Applied Science at the University of Pennsylvania. He is well-qualified to serve on our Board due to his extensive operational, financial and management background.

Claudia Hollingsworth was appointed to our Board immediately following the closing of the Business Combination. Ms. Hollingsworth has thirty years of experience in consumer products, having managed manufacturers, wholesalers and multi-channel retail businesses. Since November 2016, she has served as Chief Executive Officer of i2CEO, a c-level consulting company. From July 2012 to October 2016, she served as Chief Executive Officer of Gump’s San Francisco, a luxury home furnishing, apparel and jewelry, multi-channel retailer. Gump’s San Francisco later filed a petition under Chapter 11 of the U.S. Bankruptcy Code in August 2018. From May 2011 to June 2012, Ms. Hollingsworth served as Chief Executive Officer of i2CEO. Prior to that, she served as president of H.D. Buttercup from July 2007 to May 2011, CEO and president of GBH, Inc. from March 2004 to July 2007, and president and director of Michael Anthony Jewelers from February 2002 to February 2004. Earlier in her career she held various executive management positions with M.Z. Berger and OroAmerica. Ms. Hollingsworth currently serves on the board of directors of Destinations by Design, a premier destination management company. She is a member of the National Association of Corporate Directors and is recognized as a Board Leadership Fellow. She is well-qualified to serve on our Board due to her extensive operational, financial and management background.

Gary A. Kiedaisch was appointed to our Board immediately following the closing of the Business Combination. Mr. Kiedaisch has over thirty years of experience in managing international consumer products companies specializing in sports and outdoor recreation. Since 2020 he has served as He currently serves as Vice Chairman of Tender Corporation, which owns a portfolio of outdoor consumer products companies, and from 2018 to 2020 served as its Chairman. Since 2018 he has served as Chairman of the Gunstock Area board of Commissioners for the Gunstock Four Season Resort. He served as the Executive Chairman of BigMouth Inc. from 2016 to 2017. Through 2015 and 2016, Mr. Kiedaisch partnered with CID Capital Partners to identify BigMouth, Inc. as an acquisition target and negotiate the transaction. Upon the closing of CID Capital Partners’ acquisition of BigMouth, Inc., Mr. Kiedaisch assumed the role of Executive Chairman. In 2014, Mr. Kiedaisch was winner of the Gulf Coast “Transformational CEO of the Year” award by the EY CEO Entrepreneur of the Year program for his accomplishments at Igloo Products Corporation. From 2008 to 2014, Mr. Kiedaisch was the Chairman and CEO of Igloo Products Corporation and served as the President and CEO of the Coleman Company, Inc. from 2004 – 2007. Earlier in his career, Mr. Kiedaisch also served as the CEO for multiple other consumer products and outdoor recreation companies, including Nike Bauer Hockey, Bolle Eyewear, AIG’s Stowe Mountain Resort and AMF Head Sportgerate. Mr. Kiedaisch also served as a Commissioner for the New Hampshire Sweepstakes Commission from 1995-1997, where he was responsible for the financial integrity of the lottery. We believe that Mr. Kiedaisch is well-qualified to serve on our Board due to his extensive operational and management background with consumer product companies, as well as his prior experience serving as a director for other consumer products companies.

Joseph B. Megibow has served as Chief Executive Officer and director since October 2018. Mr. Megibow most recently served as an independent consultant to Advent International, a global private equity firm, consulting with its portfolio companies to develop digital capabilities, from 2017 to 2018. Prior to that in 2016 he served as President of Joyus, Inc. and between 2012 and 2015 he served as Senior Vice President and Chief Digital Officer at American Eagle Outfitters, Inc. where he oversaw the transformation and growth of American Eagle’s $550+ million direct-to-consumer business. In this role, he built out a global omni-channel strategy and infrastructure, and led all digital marketing, customer operations, engineering and product management efforts. Prior to that, Mr. Megibow held several senior roles with Expedia, Inc., the online travel business, including VP and General Manager of Expedia.com, Expedia’s US business. Mr. Megibow has served as a board member of Red Lion Hotels Corporation since April 2017. Mr. Megibow earned an MBA from the University of Chicago Booth School of Business and a Bachelor of Science in Electrical Engineering from Cornell University. He is well-qualified to serve on our Board due to his extensive operational and management background, as well as his knowledge of the Company.

Paul Zepf was appointed to our Board on August 18, 2020 and was appointed chairman as of December 1, 2020. Prior to being appointed to the Board, Mr. Zepf served as a board advisor to the Company. Based on his previous service as a board advisor he was well-known to the Board, which led to the Board recommending and supporting his appointment. Mr. Zepf is currently a Management Advisory Board member at TowerBrook Capital Partners (“TCP”), a private equity firm with more than $13 billion in capital under management. In addition, from November 2020 to present Mr. Zepf has served as chairman and CEO of Global Partner Acquisition Corp. II. From February 2018 through July 2020, Mr. Zepf was a Venture Partner and Managing Director at TCP. Mr. Zepf was the Chief Executive Officer of Global Partner Acquisition Corp (the predecessor to the Company) from its formation in June 2015 through February 2018. From February 2014 to June 2015, Mr. Zepf had been a managing director and Head of Strategic Initiatives at Golub Capital. Prior to joining Golub Capital, from March 2005 to February 2014, Mr. Zepf was a managing principal of Corporate Partners II Ltd, a Lazard-sponsored private equity fund formed to acquire significant stakes in public and private companies. The Corporate Partners funds focused on making privately negotiated minority stake and control investments in companies in need of capital for balance sheet repair, growth capital, or consolidations/acquisitions. Following the February 2009 spin-off of Corporate Partners from Lazard, Mr. Zepf also served as managing principal of Corporate Partners Management LLC until February 2014. Prior to that, from 2001 to 2009, he was also co-head of Lazard North American Private Equity, and, from 2001 to 2005, a managing director of Lazard LLC. Mr. Zepf was a managing principal of Lazard Alternative Investments from 2005 to 2009 and of Lazard Capital Partners from 2001 to 2009. Previously, from 1998 to 2001, Mr. Zepf was a managing director of Corporate Partners I and of Centre Partners, a middle market private equity firm. He started his career in the Merchant Banking Department at Morgan Stanley & Co. in 1987. From December 2006 to May 2017, Mr. Zepf was a member of the board of directors of Ironshore Ltd, a global specialty property casualty insurance company, and since June 2015 he has provided limited consulting services to an investment management company. Mr. Zepf has also served on the board of directors of BIH Holdings and CP Financial. Mr. Zepf received a B.A. and graduated with highest honors and Phi Beta Kappa from the University of Notre Dame. He is well-qualified to serve on our Board due to his extensive operational, financial and management background.

Dawn M. Zier was appointed to our Board in November 2020 based on the recommendation of a third-party search firm. Ms. Zier has served as the principal of Aurora Business Consulting, LLC, since February 2020, advising public and private companies on business transformation, digital/marketing acceleration, and high-performance teams. Ms. Zier was formerly the President and CEO and a director of Nutrisystem, an innovative provider of weight loss programs and digital tools, from November 2012 until its March 2019 acquisition by Tivity Health, Inc. Ms. Zier then joined Tivity Health, a leading provider of nutrition, fitness, and social engagement solutions, serving as President and Chief Operating Officer and a member of its Board of Directors, to help with the integration efforts through December 2019. Prior to that she served in a variety of executive positions at Reader’s Digest Association, a global media and data marketing company, including President of International from 2011-2012, President of Europe from 2009-2011, and President of Global Consumer Marketing from 2008-2009. In February 2013, RDA Holding Co., the holding company and parent of Reader’s Digest Association, filed a voluntary petition for reorganization relief pursuant to Chapter 11 of the U.S. Bankruptcy Code. Ms. Zier also serves on the Boards of The Hain Celestial Group, Inc. and Spirit Airlines, where she chairs the Nominating and Corporate Governance Committees as well as on the board of Prestige Consumer Healthcare. Over the years, she has served on boards for multiple marketing and media entities, including the Data and Marketing Association’s (DMA) board from 2008 to 2015, where she was a voting director and on the executive committee. Ms. Zier earned her MBA and Master of Engineering from the Massachusetts Institute of Technology. She is well-qualified to serve on our Board due to her extensive operational, marketing, and management expertise.

Board of Directors

Our Board consists of eight directors who have been elected or appointed to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors will be elected to serve from the time of election and qualification until the next annual meeting following election. Except as otherwise provided by law and subject to the rights of any class or series of preferred stock, vacancies on our Board (including a vacancy created by an increase in the size of the Board) may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy serves until the next annual meeting of stockholders and until such director’s successor is elected and qualified. Pursuant to that certain subscription agreement dated February 1, 2018 between the Company, Coliseum Capital Partners, L.P. and Blackwell Partners LLC, the Company agreed to, at each election of directors of the Company, nominate a designee of Coliseum Capital Management, LLC (“CCM”) to become a member of the Board. Adam Gray is the current designee of CCM.

Our Board is currently led by its chairman, Paul Zepf. Under our current circumstances, our Board believes that it is in the best interest of the Company and its stockholders to have a person other than our Chief Executive Officer serve as chairman. Our Board believes that separating these roles at this time provides the appropriate balance between strategy development, flow of information between management and the Board, and oversight of management. We believe this structure currently provides guidance for our Board, while also positioning our Chief Executive Officer as the leader of the Company in the eyes of our customers, employees and other stakeholders. The Board has the discretion to modify this approach as circumstances change.

Director Independence

We have eight directors serving on our Board. Our Class A Common Shares are listed on the Nasdaq Global Market. Using the definition of independence set forth in the rules of NASDAQ and the SEC, our Board has determined that Messrs. Anthos, DiCamillo, Gray and Kiedaisch and Mss. Hollingsworth and Zier are “independent directors.” Our independent directors hold regularly scheduled meetings at which only independent directors are present. Mr. DiCamillo has been appointed to serve as the Lead Independent Director.

Committees of the Board of Directors

The standing committees of our Board consist of an Audit Committee, a Human Capital & Compensation Committee and a Nominating & Governance Committee. Each committee reports to the Board as each deems appropriate and as the Board may request. The composition, duties and responsibilities of each committee is as set forth below. A copy of each committee’s charter is available on our website at http://www.purple.com. The information on our website is not part of this Proxy Statement.

Audit Committee

Our Audit Committee consists of Mr. DiCamillo, Mr. Kiedaisch, Ms. Hollingsworth and Mr. Anthos. Mr. DiCamillo serves as the chair of the Audit Committee. The Audit Committee held nine meetings in 2020. Our Board has determined that each of these directors qualifies as an independent director according to the rules and regulations of the SEC and NASDAQ listing requirements with respect to audit committee membership. Our Board has also determined that Mr. DiCamillo qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K. The charter of our Audit Committee details the principal functions of the Audit Committee which includes, among other items, the following:

•        the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•        pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•        reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•        setting clear hiring policies for employees or former employees of the independent auditors;

•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•        obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•        reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•        reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

The charter also provides that the Audit Committee may, in its sole discretion, retain or obtain the advice of a consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a consultant, external legal counsel or any other adviser, the Audit Committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

Human Capital & Compensation Committee

Our Human Capital & Compensation Committee consists of Ms. Hollingsworth, Mr. Kiedaisch, Mr. Gray and Ms. Zier. Ms. Hollingsworth serves as the chair of the Human Capital & Compensation Committee. The Human Capital & Compensation Committee held four meetings in 2020. Our Board has determined that each of Ms. Hollingsworth, Mr. Kiedaisch, Mr. Gray and Ms. Zier is an independent director under the rules and regulations of the SEC and NASDAQ listing requirements. The charter of our Human Capital & Compensation Committee details the principal functions of the Human Capital & Compensation Committee which includes, among other items, the following:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration of our Chief Executive Officer based on such evaluation;

•        reviewing and approving the compensation of all of our other executive officers;

•        reviewing our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements; and

•        producing a report on executive compensation to be included in our annual report or proxy statement.

The charter also provides that the Human Capital & Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Human Capital & Compensation Committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

The Human Capital & Compensation Committee is responsible for establishing and administering our executive compensation program. The Human Capital & Compensation Committee is also responsible for evaluating the performance of the Chief Executive Officer and for setting his compensation. The Committee has delegated to the Chief Executive Officer the responsibility for evaluating the performance of the other executive officers and sharing those evaluations with the Human Capital & Compensation Committee. The Chief Executive Officer can also make recommendations with regard to the compensation packages for other executive officers. The Human Capital & Compensation Committee reviews any such recommendations and has the authority to approve, revise or reject such recommendations. All members of the Board participate on an annual basis in determining the compensation of the independent directors, and they consider information received from consultants to the Human Capital & Compensation Committee and the time spent by the directors in service on the board. Directors who chair committees, and the lead independent director, receive additional compensation commensurate with the increased level of work related to those roles. Directors who are employees of the Company do not receive compensation for their service on the Board and do not serve on a committee.

Nominating & Governance Committee

Our Nominating & Governance Committee consists of Mr. Gray, Mr. Anthos, Mr. DiCamillo and Ms. Zier. Mr. Gray serves as the chair of the Nominating & Governance Committee. The Nomination & Governance Committee held no meetings in 2020 since it was formed in 2021.Our Board has determined that each of Mr. Gray, Mr. Anthos, Mr. DiCamillo and Ms. Zier is an independent director under the rules and regulations of the SEC and NASDAQ listing requirements. The charter of our Nominating & Governance Committee details the principal functions of the Nominating & Governance Committee which includes, among other items, the following:

•        reviewing on an annual basis the composition of the Board and its committees, and to make recommendations to the Board;

•        reviewing and approving committee charters and governance guidelines, practices and procedures;

•        overseeing annual evaluation of the Board and its committees and continuing education programs;

•        reviewing director resignation letters and making recommendations on filling vacancies;

•        making recommendations to the Board on director independence;

•        overseeing the Company’s compliance with material laws, regulations, policies and initiatives, including on corporate governance, social responsibility, environmental and sustainability matters;

•        developing and reviewing annually succession plans; and

•        assisting management in making appropriate disclosures.

Our Nominating & Governance Committee determines the director nominees and recommends the director nominees to the Board, after which all of the members of the Board participate in the consideration of director nominees. Our Nominating & Governance Committee may employ a variety of methods for identifying and evaluating director nominees. If vacancies are anticipated or arise, our Nominating & Governance Committee considers various potential candidates which may come to our attention through current board members, professional search firms, stockholders or other persons. These candidates may be evaluated by our Nominating & Governance Committee at any time during the year. During 2020, the Company paid $115,488 to search firms for assistance in filling vacancies on the Board.

In evaluating a director candidate, our Nominating & Governance Committee will review his or her qualifications including capability, availability to serve, conflicts of interest, general understanding of business, understanding of our business and technology, educational and professional background, personal accomplishment and other relevant factors. Our Nominating & Governance Committee has not established any specific qualification standards for director nominees and we do not have a formal diversity policy relating to the identification and evaluation of nominees for director, although from time to time the Nominating & Governance Committee may identify certain skills or attributes as being particularly desirable to help meet specific needs that have arisen. Our Nominating & Governance Committee may also interview prospective nominees in person or by telephone. After completing this evaluation, the Nominating & Governance Committee will determine the nominees.

Stockholders of record may also nominate director candidates for our annual meetings of stockholders by following the procedures set forth in our Bylaws. Please refer to the section below titled “Stockholder Proposals” for further information.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our employees, including our chief executive officer, chief financial officer and principal accounting officer. Our Code of Ethics is available on our website http://www.purple.com. If we amend or grant a waiver of one or more of the provisions of our Code of Ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer by posting the required information on our website at the above address. This website and the information on this website are not part of this Proxy Statement.

Anti-Hedging and Pledging Policy

Our Insider Trading Policy expressly discourages its directors, officers, and other employees from engaging in forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts. Any person wishing to enter into such an arrangement must first pre-clear the proposed transaction with the Board. Any request for pre-clearance of a hedging or similar arrangement must be submitted to the Chief Legal Officer for approval at least 1 week prior to the proposed execution of documents evidencing the proposed transaction and must set forth a justification for the proposed transaction.

Risk Oversight

Our Board oversees the Company’s business and considers the risks associated with business strategy and decisions. Our Audit Committee also provides risk oversight and reports any material risks to our Board. Our Board understands that its focus on effective risk oversight is critical to setting the Company’s tone and culture towards effective risk management. To administer its oversight function, our Board seeks to understand the Company’s risk philosophy by having discussions with management to establish a mutual understanding of the Company’s overall appetite for risk. Our Board maintains an active dialogue with management about existing risk management processes and how management identifies, assesses, and manages the Company’s most significant risk exposures. Our Board expects frequent updates from management about the Company’s most significant risks so as to enable it to evaluate whether management is responding appropriately.

Our Board relies on each of its committees to help oversee the risk management responsibilities relating to the functions performed by such committees. Our Audit Committee periodically discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. Our Human Capital & Compensation Committee helps our Board to identify the Company’s exposure to any risks potentially created by our compensation programs and practices. Our Nominating & Governance Committee monitors and assists the Board and management on risks related to governance and sustainability matters. Each of these committees is required to make regular reports of its actions and any recommendations to our Board, including recommendations to assist our Board with its overall risk oversight function.

Board Meetings and Attendance at Annual Meetings

The Board held thirty meetings during 2020. Each incumbent director attended more than 75% of the total number of meetings of the Board that were held while they were in office and the total number of meetings of all committees of the Board on which they served during the period. Although we encourage Board members to attend our annual meetings of stockholders, we do not have a formal policy regarding director attendance at annual stockholder meetings. Three of our directors who were in office at the time of our 2020 annual meeting of stockholders attended that meeting.

Stockholder Communications with Directors

We have not yet adopted a formal process for stockholder communications with the Board. We have tried to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been good. A stockholder may submit any communication with directors to us at our corporate offices at 4100 N. Chapel Ridge Road, Suite 200, Lehi, Utah 84043, to the attention of Casey K. McGarvey, Chief Legal Officer and Secretary.

Board Diversity

While we do not have a formal policy outlining the diversity standards to be considered when evaluating director candidates, our objective is to foster diversity of thought on our Board. To accomplish that objective, the Board considers ethnic and gender diversity, as well as differences in perspective, professional experience, education, skill and other qualities in the context of the needs of our Board. Nominees are not to be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis prohibited by law. The Board evaluates its effectiveness in achieving diversity on the Board through its annual review of board member composition.

EXECUTIVE COMPENSATION

The tabular disclosure and discussion that follow describe the Company’s executive compensation program during the two most recently completed fiscal years, ended December 31, 2020 and December 31, 2019 with respect to the Company’s “named executive officers.”

Summary Compensation Table

The following table sets forth the compensation paid to the named executive officers for services performed during 2020 and 2019:

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Joseph B. Megibow	2020	$479,231	$—	$—	$2,181,817	$462,000	$81,165	$3,203,213
Chief Executive Officer	2019	450,000	—	171,244	267,881	403,000	99,424	1,391,549

Craig L. Phillips(5)	2020	415,385	—	—	87,266	260,972	24,372	787,995
Chief Financial Officer & Treasurer	2019	83,077	—	—	494,029	90,000	603,312	1,270,418

John A. Legg(6)	2020	373,269	—	—	76,356	238,137	23,532	711,294
Chief Operating Officer	2019	316,346	—	—	441,734	160,417	78,318	996,815

____________

Notes

(1)      The value represents the grant date fair value of the performance unit share award granted in May 2019 pursuant to the terms of Mr. Megibow’s employment agreement, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. For information on the valuation assumptions used in calculating the grant-date fair value of the award reported in this column, refer to Note 17 to our financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2020.

(2)      The value represents the aggregate grant date fair value of awarded stock options as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. For information on the valuation assumptions used in calculating the grant-date fair value of the options reported in this column, refer to Note 17 to our financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2020.

(3)      The figures shown for non-equity incentive plan compensation represent cash bonus amounts earned in connection with the achievement of certain financial and operational objectives established under the Company’s short-term incentive program. This compensation is subject to the Clawback Policy. See the discussion under the heading “Governance — Incentive Compensation Clawback Policy” above for additional details regarding out Clawback Policy.

(4)      “All other compensation” for fiscal 2020 is comprised of the following:

For Mr. Megibow, $60,000 related to living stipend payments and $5,915 for certain travel expenses pursuant to his employment agreement and $14,250 related to the Company’s contribution to the employee 401(k) retirement plan.

For Mr. Phillips, $9,912 for certain travel expenses pursuant to his employment agreement, $14,250 related to the Company’s contribution to the employee 401(k) retirement plan and $310 related to other non-cash compensation upon the gifting of certain company products.

For Mr. Legg, $9,000 related to living expense stipend payments pursuant to his employment agreement, $14,250 related to the Company’s contribution to the employee 401(k) retirement plan and $282 related to other non-cash compensation upon the gifting of certain company products.

“All other compensation” for fiscal 2019 is comprised of the following:

For Mr. Megibow, $60,000 related to living stipend payments and $25,087 for certain travel expenses pursuant to his employment agreement, $14,000 related to the Company’s contribution to the employee 401(k) retirement plan and $337 related to other non-cash compensation upon the gifting of certain company products.

For Mr. Phillips, $594,563 related to payments made to FTI Consulting, Inc. for his services as our Interim Chief Financial Officer and $8,749 for certain travel expenses pursuant to his employment agreement.

For Mr. Legg, $67,463 related to living expense stipend payments pursuant to his employment agreement, $10,684 related to the Company’s contribution to the employee 401(k) retirement plan and $171 related to other non-cash compensation upon the gifting of certain company products.

(5)      Mr. Phillips served as the Interim Chief Financial Officer from March 16, 2019 through September 30, 2019 and joined the Company as a full-time employee and Chief Financial Officer on October 1, 2019.

(6)      Mr. Legg joined the Company as Chief Operating Officer on January 21, 2019.

Narrative Disclosure to Summary Compensation Table

Overview

Our Board has approved an executive compensation program designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, motivate and retain individuals who contribute to our long-term success. Decisions on the executive compensation program were made by disinterested members of our Board. The program includes three components: base salaries, cash incentive bonuses and long-term incentive-based compensation in the form of equity awards. A significant portion of our executive officer’s cash bonus is based on performance objectives. Equity awards are designed to retain employees as wells as reward participants for their contributions to increasing the value of the Company.

Non-Equity Incentive Plan Compensation

Short Term Incentive Plan

Annual cash incentive awards are paid to eligible employees pursuant to the Short-Term Cash Incentive Plan (the “STIP”) approved by the Human Capital & Compensation Committee of the Board. Not all eligible employees, including the eligible named executive officers, are guaranteed to participate in the plan, as participation will be subject to board discretion and approval. For the STIP to activate, the company must achieve certain net revenue and adjusted EBITDA targets. If the Company does not reach the minimum targets, no cash awards will be paid to any of the participants under the Plan. The amount of the total payment is adjustable, to account for personal performance criteria, as follows: 70% of the amount is based on the Company’s achievement of at least the minimum financial target amounts; and the remaining 30% is based on the participant’s achievement of personal performance criteria selected or approved by the Board. Subject to the other provisions of the STIP, payment to a participant will be made in cash in an amount determined by the following formula: The product determined by multiplying (x) a certain percentage from 50% to 150% by (y) the participant’s “bonus level,” where that percentage will be determined based on whether and the extent to which the net revenue target and adjusted EBITDA target both exceed certain minimum target threshold amounts, and the “bonus level” applicable to each participant is determined by multiplying (x) the percentage set forth in the participation letter issued by the Company to the participant by (y) the participant’s annual base salary. A participant will have no right to receive a payment under the STIP unless the participant remains in good standing with the Company during the plan year and remains in the employ of the Company through and including the payment date in 2021. The Chief Executive Officer does not participate in the STIP and instead was eligible to receive bonus payments as determined by the Board in accordance with the terms of his employment agreement. Under the STIP in 2020, the Chief Financial Officer was eligible to receive bonus payments up to 50% of his salary and the Chief Operating Officer was eligible to receive bonus payments up to 50% of his salary.

Employment Agreements, Non-Competition and Non-Solicitation Agreements

Joseph B. Megibow

Mr. Joseph B. Megibow entered into an employment agreement with us on September 21, 2018 (the “Megibow Employment Agreement”), pursuant to which Mr. Megibow serves as our Chief Executive Officer, that includes the following terms: (1) an annual base salary of $450,000; (2) participation in a short-term incentive plan, with potential bonus payments ranging from 50% to 150% of a target amount equal to 70% of Mr. Megibow’s base salary, based on the achievement of certain financial and non-financial performance targets; (3) the grant of certain options with a five-year term and vesting as to one-fourth of the shares subject thereto on the first anniversary of the grant date and 1/48 of the shares subject thereto on each monthly anniversary of the grant date thereafter, including (A) an inducement grant outside of the Company’s 2017 Equity Incentive Plan in accordance with the NASDAQ inducement grant exception found in NASDAQ Listing Rule 5635(c)(4), effective upon the Start Date (as defined in the Megibow Employment Agreement), of an option to purchase 538,020 shares of the Company’s Class A Stock at an exercise price equal to the greater of (i) the closing price of the Company’s Class A Stock on the Start Date or (ii) the trailing 60-day volume weighted average price of the Company’s Class A Stock determined as of the Start Date, and (B) an automatic grant on each of the 12, 24 and 36 month anniversaries of the Start Date of an option to purchase 179,340 shares of the Company’s Class A Stock at an exercise price equal to the trailing 30-day volume weighted average price of the Company’s Class A Stock, determined as of the applicable grant date; (4) a performance unit share award to be granted on December 31, 2018 or the next trading day after a trading blackout period if the Company is in a trading blackout on December 31, 2018, comprised of a number of shares of the Company’s Class A Stock equal to the number of shares of Class A Stock held by Mr. Megibow on December 31, 2018, up to a maximum of 50,000 shares, and which vest upon the earlier of the consummation of a change in control of the Company or the satisfaction of the following conditions: (i) Mr. Megibow continues to be employed by the Company through September 30, 2021, (ii) Mr. Megibow continues to hold the shares acquired to be eligible to receive such award through September 30, 2021, and (iii) during the twelve-month period immediately prior to March 31, 2022, the closing price of the Company’s Class A Stock is at or above $10.00 per share for 20 trading days over a 30 trading day period; (5) vacation and other benefits generally available to other senior executives of the Company; (6) payment by the Company for the cost of weekly airfare between San Francisco and Salt Lake City for 12 months; (7) a $5,000 monthly stipend to be used for temporary housing; and (8) reimbursement of up to $75,000 for the cost of reasonable relocation expenses. On October 11, 2019, the Board extended for an additional 12 months the payment by the Company for the cost of weekly airfare between San Francisco and Salt Lake City and the $5,000 monthly stipend to be used for temporary housing. On October 1, 2020, the Board determined to (1) increase Mr. Megibow’s salary by $50,000 to $500,000 annually, (2) continue to provide Mr. Megibow with such airfare reimbursement and housing stipend for six additional months, expiring March 31, 2021, and (3) extend Mr. Megibow’s relocation reimbursements until September 30, 2021. On April 1, 2021, the Board determined to continue to provide the airfare reimbursement for six additional months, expiring on September 30, 2021.

Following a termination by Mr. Megibow for good reason or by the Company without cause (each as defined in the Megibow Employment Agreement), Mr. Megibow will be entitled to severance of accrued and unpaid base salary and other benefits and any unpaid expense reimbursements (the “Accrued Benefits”). If Mr. Megibow is terminated without cause or he resigns for good reason after the first three months of any fiscal year, he will be entitled to severance of (i) the amount of any Accrued Benefits and (ii) an amount equal to the lesser of (a) the annual bonus calculated for such fiscal year at the time of the termination or (b) the annual bonus calculated at the end of such fiscal year in which the termination occurs. In addition, if Mr. Megibow is terminated without cause or he resigns for good reason he will also be entitled to (i) an amount equal to up to 9 months or, in the Company’s sole discretion, 12 months of his base salary and (ii) payment by the Company of the cost of health insurance continuation under COBRA for Mr. Megibow and his dependents. The Company may decide to cease making the foregoing payments if, in the Board’s reasonable determination, Mr. Megibow secures full time executive-level employment or an executive board-level role for compensation.

If, within 12 months after a change in control (as defined in the Megibow Employment Agreement) of the Company, Mr. Megibow is terminated without cause, in addition to the severance amounts described above, Mr. Megibow will be entitled to immediate vesting of any unvested equity awards.

The Megibow Employment Agreement contains customary non-compete terms that pertain to Mr. Megibow while he is employed by the Company and for 12 months or, as determined by the Company at the time of termination, 18 months after termination of employment.

Craig L. Phillips

Mr. Phillips accepted a position to serve as the Company’s Interim Chief Financial Officer, effective March 16, 2019. In this role, he functioned as the Company’s Principal Financial Officer and Principal Accounting Officer for SEC reporting purposes. Mr. Phillips provided interim Chief Financial Officer services to the Company, pursuant to the Statement of Work Number 2 made and entered into as of March 12, 2019 between the Company and FTI Consulting, Inc. (the “Statement of Work”). The Statement of Work provided that (i) Mr. Phillips would serve as the interim Chief Financial Officer until a permanent Chief Financial Officer was hired by the Company, (ii) Mr. Phillips reported to the Chief Executive Officer and performed the typical duties of a public company Chief Financial Officer, (iii) FTI Consulting Inc. may supply additional temporary staff at an hourly rate, (iv) the Company paid FTI Consulting, Inc. a monthly fee capped at $90,000 per month for Mr. Phillips’ services, and (v) FTI Consulting, Inc. invoiced the Company for reasonable allocated and direct expenses.

Mr. Phillips accepted the position to serve as the Company’s Chief Financial Officer beginning on October 1, 2019. Pursuant to his acceptance of the position of Chief Financial Officer, Mr. Phillips will be co-located at the Company’s headquarters and in New York, New York. Mr. Phillips entered into offer letter with us on October 1, 2019 (the “Phillips Offer Letter”) that includes the following terms: (1) an annual base salary of $400,000; (2) participation in a short-term incentive plan, with potential bonus payment of 45% of Mr. Phillips’s then current base salary, based on the achievement of certain financial and non-financial performance targets; (3) the grant of options, with a five-year term and vesting as to one-fourth of the shares subject thereto on March 16, 2020 and 1/48 of the shares subject thereto on the first day of each subsequent month, to purchase 325,000 shares of the Company’s Class A Stock, subject to Board approval; (4) participation in the Company’s long-term incentive program; (5) vacation and other benefits generally available to other senior executives of the Company; and (6) payment by the Company for the cost of reasonable airfare and other business-related travel costs necessary for commuting to the Company’s headquarters.

If Mr. Phillips is terminated without cause (as defined in the Phillips Offer Letter), he will also be entitled to an amount equal to up to 6 months plus one week of base salary for each completed year of service. Upon termination without cause, all unvested stock options will be forfeited and cancelled.

John A. Legg

On January 12, 2019 Mr. Legg accepted a position to serve as the Company’s Chief Operating Officer, effective January 21, 2019. Pursuant to a Statement of Work dated July 17, 2018 between Claris Systems, LLC and the Company (the “Statement of Work”), Mr. Legg provided consulting services to the Company regarding statistical quality control, forecasting and inventory management, production planning and control, and simulation modeling. Mr. Legg was a partner at Claris and resigned from that position due to his acceptance of his position with the Company. In connection with his appointment, Mr. Legg entered into an offer letter with us on January 12, 2019 (the “Legg Offer Letter”) that includes the following terms: (1) an annual base salary of $350,000; (2) an annual bonus of 50% of annual base salary based on the Company’s and Mr. Legg’s performance; (3) a grant of options, with a five-year term and vesting as to one-fourth of the shares subject thereto on the first anniversary of the grant date and 1/48 of the shares subject thereto on the first day of each subsequent month, to purchase 250,000 shares of the Company’s Class A Stock, subject to Board approval; (4) participation in the Company’s long-term incentive program; (5) vacation and other benefits generally available to other senior executives of the Company; (6) a living expense stipend of $4,500 per month through June 2020 to cover local living and transportation expenses while commuting; (7) payment by the Company for the cost of reasonable airfare and other business-related travel costs necessary for commuting to the Company’s headquarters until relocated in Utah; and (8) payment of relocation expenses no later than June 2020 to move to Utah.

If Mr. Legg is terminated without cause (as defined in the Legg Offer Letter), he will also be entitled to an amount equal to up to 6 months plus one week of base salary for each completed year of service. Upon termination without cause, all unvested stock options will be forfeited and cancelled.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain “covered employees” to the extent such compensation exceeds $1.0 million per “covered employee” in any year. The Tax Cuts and Jobs Act (the “Act”), which was signed into law at the end of 2017, eliminated an exception to the deduction limit for qualified performance-based compensation and broadened the application of the deduction limit to certain current and former executive officers who previously were exempt from such limit, effective for taxable years beginning on and after January 1, 2018. While the Human Capital & Compensation Committee considers the deductibility of executive compensation under Section 162(m) when evaluating particular compensation programs in the context of the Human Capital & Compensation Committee’s broader compensation objectives and overall compensation philosophy, the Human Capital & Compensation Committee understands that, particularly in light of the changes under the Act, it is possible that the compensation payable to our named executive officers will exceed the $1.0 million limit under Section 162(m) in one or more future years. We believe that in establishing the cash and equity incentive compensation programs for our named executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason, we may deem it appropriate to provide one or more named executive officers with the opportunity to earn incentive compensation, whether through annual cash incentive programs tied to our financial performance or through equity awards, which together with base salary in the aggregate may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue

Code. We believe it is important to maintain cash and equity incentive compensation at the levels needed to attract and retain the named executive officers essential to our success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.

Outstanding Equity Awards at Fiscal 2020 Year End

The Company had the following outstanding equity awards at December 31, 2020:

	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)
Joseph B. Megibow	291,427	(1)	246,593	(1)	5.95	10/01/2023	—		—
	52,307		127,033	(2)	8.55	10/01/2024	—		—
	—		34,299	(6)	13.12	05/18/2025	—		—
	—		179,340	(7)	21.70	10/01/2025	—		—
	—		—		—	—	50,000	(3)	1,647,000	(4)
Craig L. Phillips	42,187		182,813	(2)	8.17	10/01/2024	—		—
			18,293	(6)	13.12	05/18/2025	—		—
John A. Legg	74,583		135,417	(5)	5.75	02/20/2024	—		—
			16,006	(6)	13.12	05/18/2025	—		—

____________

(1)      Grant date of October 1, 2018 with one-fourth of the shares vesting on October 1, 2019, the first anniversary of the grant date and 1/48 of the shares vesting on the first day of each month thereafter.

(2)      For Mr. Megibow, grant date of October 1, 2019 with one-fourth of the shares vesting on October 1, 2020, the first anniversary of the grant date and 1/48 of the shares vesting on the first day of each month thereafter. For Mr. Phillips, grant date of October 1, 2019 with one-fourth of the shares vesting on March 16, 2020 and 1/48 of the shares vesting on the first day of each month thereafter.

(3)      Grant date of May 31, 2019 which vest upon the earlier of the consummation of a change in control of the Company or the satisfaction of the following conditions: (i) Mr. Megibow continues to be employed by the Company through September 30, 2021, (ii) Mr. Megibow continues to hold the shares acquired to be eligible to receive such award through September 30, 2021, and (iii) during the twelve-month period immediately prior to March 31, 2022, the closing price of the Company’s Class A Stock is at or above $10.00 per share for 20 trading days over a 30 trading day period.

(4)      Market value calculated based on the $32.94 closing market price of our Class A Common Stock on December 31, 2020.

(5)      Grant date of February 20, 2019 with one-fourth of the shares vesting on February 20, 2020, the first anniversary of the grant date and 1/48 of the shares vesting on the first day of each month thereafter.

(6)      Grant date of May 18, 2020 with one-fourth of the shares vesting on March 15, 2021, and 1/48 of the shares vesting on the first day of each month thereafter.

(7)      Grant date of October 1, 2020 with one-fourth of the shares vesting on October 1, 2021, the first anniversary of the grant date and 1/48 of the shares vesting on the first day of each month thereafter.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2020 relating to our equity compensation plan:

Plan Category	(a) Number of Shares to be Issued upon Exercise of Outstanding Options and Rights	(b) Weighted- average Exercise Price of Outstanding Options and Rights(2)	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Referenced in Column (a))
Equity compensation plans approved by stockholders(1)	1,696,149	$9.59	1,922,572
Equity compensation plans not approved by stockholders(3)	538,020	$5.95	—
Total	2,234,169	$8.71	1,922,572

____________

(1)      A total of 4,100,000 shares of Class A Stock have been reserved for issuance under the 2017 Equity Incentive Plan. As of December 31, 2020, a total of 145,576 shares, 54,357 shares of restricted stock and 1,977,495 options to purchase shares of our Class A Stock have been issued under the plan, net of forfeitures and cancellations.

(2)      Excludes the impact of service and market condition restricted stock, which vest for no consideration.

(3)      Pursuant to his employment agreement (see the section above titled “Executive Compensation”), an inducement grant was made on October 1, 2018 to Joseph B. Megibow outside of the 2017 Equity Incentive Plan, in accordance with Nasdaq Listing Rule 5635(c). The options have an exercise price of $5.95 per share and vest and become exercisable over a four (4) year period with one-fourth of the shares vesting on the first anniversary of the grant date and 1/48 of the shares vesting on each monthly anniversary of the grant date thereafter. The options expire on October 1, 2023.

Long Term Incentive Plan

Our Board has approved a Long-Term Equity Incentive Plan (the “LTIP”) pursuant to the Purple Innovation, Inc. 2017 Equity Incentive Plan. Participation in the LTIP is limited to key employees who are employed to serve as Senior Vice Presidents, Vice Presidents or Senior Directors of the Company. Not all eligible employees are guaranteed to participate in the plan, as participation will be subject to Board discretion and approval. The LTIP is administered by the Human Capital & Compensation Committee as authorized by the Board.

Subject to the terms of the LTIP, options to purchase shares of Class A Stock of the Company are awarded to participants by entering into a grant agreement with the participant. Such grants are made during open trading windows under the Company’s Insider Trading Policy. The grant agreement provides a vesting schedule governing the exercisability of the options. The LTIP includes five calendar plan years from January 1, 2019 through December 31, 2023.

Each participant is eligible to receive an annual grant of options to purchase shares of Class A Stock of the Company in an amount determined by dividing the “equity level” applicable to each participant by the fair market value of the Class A Stock of the Company. The “equity level” applicable to each participant is determined by multiplying (x) the percentage set forth in the participation letter issued by the Company to the participant by (y) the participant’s annual base salary.

Options granted under the LTIP during the year ended December 31, 2020 each have a 5-year term and are subject to vesting with the first 12/48ths vesting occurring on March 15, 2021 and the remainder vesting 1/48th the first day of each subsequent month. Vesting is dependent upon continuing employment. The strike price is the higher of the closing stock price or 30-day VWAP on the date of the grant.

The purpose of the LTIP is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer eligible employees option awards in order to attract, retain and reward these individuals and strengthen the mutuality of interests between them and the Company’s stockholders.

The Purple Innovation, Inc. 2017 Equity Incentive Plan

We intend to use stock-based awards to reward long-term performance of the named executive officers and certain key employees. We believe that providing a meaningful portion of the total compensation package in the form of stock-based awards aligns the incentives of the named executive officers with the interests of our stockholders and serves to motivate and retain these individuals. Stock-based awards are awarded under the Purple Innovation, Inc. 2017 Equity Incentive Plan, which has been adopted by our Board and approved by our stockholders.

The purpose of this plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer eligible employees, directors and consultants equity-based incentive awards in order to attract, retain and reward these individuals and strengthen the mutuality of interests between them and the Company’s stockholders.

The Purple Innovation, Inc. 2017 Equity Incentive Plan provides for grants of stock options, stock appreciation rights, restricted stock and other stock-based awards.

Directors, officers and other employees and subsidiaries and affiliates, as well as others performing consulting or advisory services for the Company and its subsidiaries, are eligible for grants under the Purple Innovation, Inc. 2017 Equity Incentive Plan.

The aggregate number of shares of Common Stock which may be issued or used for reference purposes under the Purple Innovation, Inc. 2017 Equity Incentive Plan or with respect to which awards may be granted may not exceed 4,100,000, which was approximately 7.5% of our Common Stock following the completion of the Business Combination and currently is approximately 6.1% of our outstanding Common Stock.

DIRECTOR COMPENSATION

Compensation for non-employee directors is determined by the Board. In 2020, compensation earned by Joseph B. Megibow was earned in his capacity as a named executive officer and is described above. In 2020 the Board initially determined that each non-employee director receive $100,000 in annual compensation, which shall be split 50% in cash and 50% in equity of the Company. In addition, the chair of the Audit Committee received additional annual compensation of $15,000. The chair of the Human Capital & Compensation Committee received additional annual compensation of $10,000 and the Lead Independent Director received an additional $10,000, all of which shall also be split 50% in cash and 50% in equity of the Company. The Board subsequently determined that each non-employee director receive 25% additional compensation, all of which would be awarded in equity of the Company.

Our non-employee directors earned the following compensation for their service during our fiscal year ended December 31, 2020:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Pano Anthos	50,000	74,858	—	—	—	124,858
Gary T. DiCamillo	66,250	93,566	—	—	—	159,816
Adam Gray	50,000	74,858	—	—	—	124,858
Claudia Hollingsworth	55,000	82,342	—	—	—	137,342
Gary A. Kiedaisch	50,000	74,858	—	—	—	124,858
Paul Zepf(2)	20,583	47,410	—	—	94,546	162,539
Dawn Zier	5,205	43,925	—	—	—	49,130

____________

(1)      Equity compensation paid to directors is in the form of fully vested stock. The value reported was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 by multiplying the number of shares issued times the closing trading price on the date of issuance.

(2)      Mr. Zepf was elected to the Board on August 18, 2020. Prior to that date he was a Board observer of the GPAC Sponsor and advisor to the Board. The amounts shown in all other compensation represent amounts paid while he was a board advisor and is comprised of $31,500 in cash and $63,046 in stock awards. As of December 31, 2020, Mr. Zepf had 3,918 unvested stock awards outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of shares of common stock of the Company as of March 24, 2021 by:

•        each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our Class A Stock or Class B Stock;

•        each of our current named executive officers and directors; and

•        all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within sixty days. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

	Class A Stock		Class B Stock
5% Stockholders, Directors, Executive Officers	Shares Beneficially Owned	Percentage of Outstanding Class A Stock Beneficially Owned	Shares Beneficially Owned	Percentage of Outstanding Class B Stock Beneficially Owned
Coliseum Investors(2)	15,544,735	23.4%	—	—
FMR, LLC(3)	6,327,647	9.5%	—	—
Light Street Capital Management, LLC(4)	3,335,904	5.0%	—	—
Wasatch Advisors, Inc.(5)	4,766,859	7.2%	—	—
Joseph B. Megibow(6)	531,962	*	—	—
Craig L. Phillips(7)	84,376	*	—	—
John A. Legg(8)	108,273	*	—	—
Pano Anthos(9)	23,833	*	—	—
Gary T. DiCamillo(10)	126,468	*	—	—
Adam Gray(2)	15,544,735	23.4%	—	—
Claudia Hollingsworth(11)	20,917	*	—	—
Gary A. Kiedaisch(12)	40,474	*	—	—
Paul Zepf(13)	59,014	*	—	—
Dawn Zier(14)	1,473	*	—	—
All directors and executive officers(15) (10 individuals)	16,541,525	24.9%	95,000	21.2%

____________

*        Less than 1%

(1)      Beneficial ownership is determined in accordance with the rules of the SEC. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is c/o Purple Innovation, Inc. 4100 North Chapel Ridge Road, Suite 200, Lehi, Utah 84043.

(2)      The information regarding the number of shares beneficially owned or deemed to be beneficially owned by Coliseum Investors is based solely on a Schedule 13D/A filed by Coliseum Capital Management, LLC (“CCM”) on March 5, 2021. According to the Schedule 13D/A, CCM and related entities beneficially own shares of Class A Stock as follows:

Entity	Shared Voting Power	Shared Dispositive Power	Aggregate Amount Beneficially Owned
Coliseum Capital Management, LLC	15,544,735	15,544,735	15,544,735
Coliseum Capital, LLC	12,164,216	12,164,216	12,164,216
Coliseum Capital Partners, L.P.	9,732,795	9,732,795	9,732,795
Coliseum Co-Invest Debt Fund, L.P	696,945	696,945	696,945
Coliseum Capital Co-Invest III, L.P.	1,734,476	1,734,476	1,734,476
Adam Gray	15,544,735	15,544,735	15,544,735
Christopher Shackelton	15,544,735	15,544,735	15,544,735

The business address of CCM and related persons and entities is 105 Rowayton Avenue, Rowayton, Connecticut 06853.

(3)      The information regarding the number of shares beneficially owned or deemed to be beneficially owned by FMR LLC is based solely on a Schedule 13G/A filed by FMR LLC on March 9, 2021. According to the Schedule 13G/A, FMR LLC and related entities beneficially own shares of Class A Stock as follows:

Entity	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power	Aggregate Amount Beneficially Owned
FMR LLC	268,619	—	6,327,647	—	6,327,647
Abigail P. Johnson	—	—	6,327,647	—	6,327,647

The business address of each entity is 245 Summer Street, Boston, Massachusetts 02210.

(4)      The information regarding the number of shares beneficially owned or deemed to be beneficially owned by Light Street Capital Management, LLC is based solely on a Schedule 13G/A filed by Light Street Capital Management Capital, LLC on February 16, 2021. According to the Schedule 13G/A, Light Street Capital Management, LLC and related entities beneficially own shares of Class A Stock as follows:

Entity	Shared Voting Power	Shared Dispositive Power	Aggregate Amount Beneficially Owned
Light Street Capital Management, LLC	3,335,904	3,335,904	3,335,904
Glen Thomas Kacher	3,335,904	3,335,904	3,335,904
Light Street Mercury Master Fund, L.P.	3,100,000	3,100,000	3,100,000

The business address of each entity is 525 University Avenue, Suite 300, Palo Alto, CA 94301.

(5)      The information regarding the number of shares beneficially owned or deemed to be beneficially owned by Wasatch Advisors, Inc. is based solely on a Schedule 13G filed by Wasatch Advisors, Inc. on February 11, 2021. According to the Schedule 13G, Wasatch Advisors, Inc. beneficially holds sole voting and dispositive power with respect to 4,766,859 shares of Class A Stock. The business address of Wasatch Advisors, Inc. is 505 Wakara Way, Salt Lake City, UT 84108.

(6)      Consists of (i) 53,500 shares of Class A Stock, (ii) 428,462 shares of Class A Stock issuable upon the exercise of employee stock options that are exercisable within 60 days, and (iii) 50,000 shares of Class A Stock granted under a performance unit share award that vest upon the earlier of the consummation of a change in control of the Company or the satisfaction of the following conditions: (a) Mr. Megibow continues to be employed by the Company through September 30, 2021, (b) Mr. Megibow continues to hold the shares acquired to be eligible to receive such award through September 30, 2021, and (c) during the twelve-month period immediately prior to March 31, 2022, the closing price of the Company’s Class A Stock is at or above $10.00 per share for 20 trading days over a 30 trading day period, .

(7)      Consists of (i) 3,000 shares of Class A Stock and (ii) 81,376 shares of Class A Stock issuable upon the exercise of employee stock options that are exercisable within 60 days.

(8)      Consists of (i) 2,980 shares of Class A Stock and (ii) 105,293 shares of Class A Stock issuable upon the exercise of employee stock options that are exercisable within 60 days.

(9)      Consists of (i) 22,418 shares of Class A Stock and (ii) warrants to purchase 1,415 shares of Class A Stock. The address of the reporting person is 68 Fifth Avenue, New York, New York 10011.

(10)    Consists of (i) 79,777 shares of Class A Stock, and (ii) warrants to purchase 46,691 shares of Class A Stock. The address of the reporting person is 10 Atlantic Street, Charleston, South Carolina 29401.

(11)    Consists of 20,917 shares of Class A Stock held by i2CEO, LLC. Ms. Hollingsworth has voting and dispositive control over such securities held by i2CEO, LLC. Ms. Hollingsworth disclaims beneficial ownership of these securities except to the extent of any pecuniary interest therein. The business address of the reporting person is 141 El Camino Drive, Suite 120, Beverly Hills, California 90012.

(12)    Consists of 40,474 shares of Class A Stock. The address of the reporting person is 147 Potter Hill Road, Gilford, New Hampshire 03249.

(13)    Consists of 59,014 shares of Class A Stock. The address of the reporting person is 10 Allison Lane, Thornwood, NY 10594.

(14)    Consists of 1,473 shares of Class A Stock. The address of the reporting person is 7 Traci Lane, Hopewell Junction, NY 12533.

(15)    Includes two additional executive officers not required to be listed above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Coliseum Capital Management LLC

Immediately following the Business Combination, Adam Gray was appointed to the Company’s Board. Mr. Gray is a manager of Coliseum Capital, LLC, which is the general partner of Coliseum Capital Partners, L.P. (“CCP”) and Coliseum Co-Invest Debt Fund, L.P. (“CDF”), and he is also a managing partner of Coliseum Capital Management, LLC (“CCM”), which is the investment manager of Blackwell. Mr. Gray has voting and dispositive control over securities held by CCP, CDF and Blackwell which are also Lenders under the Amended and Restated Credit Agreement. In 2018, the Lenders agreed to make a loan in an aggregate principal amount of $25.0 million pursuant to the Credit Agreement entered into as part of the Business Combination. In 2019, two of the Lenders agreed to provide an incremental loan of $10.0 million (see to Note 9 to our financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2019). The Lenders in aggregate had $39.2 million in principal borrowings outstanding as of December 31, 2019, comprised of $35.0 million in original loan amount and $4.2 million in capitalized interest. The Lenders in aggregate had $26.6 million in principal borrowings outstanding as of December 31, 2018, comprised of $25.0 million in original loan amount and $1.6 million in capitalized interest. The Company made cash interest payments to the Lenders in the amount of $1.8 million and $1.2 million during the years ended December 31, 2019 and 2018, respectively. As part of the Amended and Restated Credit Agreement, CCP and Blackwell were granted 2.6 million warrants to purchase 2.6 million shares of the Company’s Class A Stock at a price of $5.74 per share, subject to certain adjustments.

In February 2018, in connection with the Business Combination, the Company entered into a subscription agreement with CCP and Blackwell, pursuant to which CCP and Blackwell agreed to purchase from the Company an aggregate of 4,000,000 shares of Class A Stock at a purchase price of $10.00 per share (the “Coliseum Private Placement”). In connection with the Coliseum Private Placement, the Sponsor assigned (i) an aggregate of 1,293,750 additional shares of Class A Stock to CCP and Blackwell and (ii) an aggregate of 3,282,500 warrants to purchase 1,641,250 shares of Class A Stock to CCP, Blackwell, and CDF. The subscription agreement provides CCP and Blackwell with preemptive rights with respect to future sales of the Company’s securities. It also provides them with a right of first refusal with respect to certain debt and preferred equity financings by the Company. The Company also entered into a registration rights agreement with CCP, Blackwell, and CDF, providing for the registration of the shares of Class A Stock issued and assigned to CCP and Blackwell in the Coliseum Private Placement, as well as the shares of Class A Stock underlying the warrants received by CCP, Blackwell and CDF. The Company has filed a registration statement with respect to such securities.

On March 27, 2020, the Amended and Restated Credit Agreement was amended to allow Purple LLC at its election a 5% paid-in-kind interest deferral for the first two quarters of 2020. On May 15, 2020, the Amended and Restated Credit Agreement was further amended to remove a negative covenant so that there would not be an event of default if the Lenders acquired 25% or more ownership of the Company. On August 20, 2020, the Company and Purple LLC entered into a Waiver and Consent to Amended and Restated Credit Agreement with the Lenders, that, among other things, waives an event of default as a result of InnoHold ceasing to own 25% or more of the aggregate equity interests in the Company, subject to certain conditions as more fully provided in such waiver.

On September 3, 2020, the Company paid off the full amount owed and a prepayment premium to the Lenders in the aggregate amount of $45.0 million and terminated the Amended and Restated Credit Agreement, subject to those provisions that survive termination. The Lenders further have continuing rights of first refusal related to indebtedness of the Company as set forth in the Subscription Agreement entered into by them and the Company at the time of the Business Combination.

Purple LLC Founder Entities

TNT Holdings, LLC (herein “TNT Holdings”), EdiZONE, LLC (herein “EdiZONE”) and InnoHold (the “Purple Founder Entities”) were entities under common control with Purple LLC prior to the Business Combination as TNT Holdings, EdiZONE and InnoHold were majority owned and controlled by Terry Pearce and Tony Pearce

(with EdiZONE being wholly owned by TNT Holdings) who also were the founders of Purple LLC and immediately following the Business Combination were appointed to the Board (the “Purple Founders”). In 2020 Terry Pearce and Tony Pearce resigned from the Company’s Board. In 2020, InnoHold sold all of its shares in the Company.

TNT Holdings owns the Alpine facility Purple LLC leases. Effective as of October 31, 2017, Purple LLC entered into an Amended and Restated Lease Agreement with TNT Holdings (the “TNT Lease”). The Company determined that TNT Holdings is not a Variable Interest Entity (“VIE”) as neither the Company nor Purple LLC hold any explicit or implicit variable interest in TNT Holdings and do not have a controlling financial interest in TNT Holdings. The Company incurred $0.9 million and $1.0 million in rent expense to TNT Holdings for the building lease of the Alpine facility for the years ended December 31, 2020 and 2019, respectively. The Company has leased its facility in Alpine, Utah from TNT Holdings since 2010. The Company leased a new facility in Lehi, Utah and moved its headquarters into that building in February 2020. The Company intends to continue to lease from TNT Holding the building in Alpine, Utah for the current term of the TNT Lease and use it for production, research and development.

On February 2, 2018, in connection with the Business Combination, the Company entered into the Tax Receivable Agreement with InnoHold. Pursuant to the Tax Receivable Agreement, the Company is required to pay InnoHold 80% of the amount of savings, if any, in U.S. federal, state and local income tax that the Company actually realizes (or is deemed to realize in the case of an early termination payment by the Company, or a change of control of the Company) as a result of the increases in tax basis and certain other tax benefits related to the payment of the cash consideration pursuant to the Merger Agreement and the exchange of the Class B Units (together with an equal number of shares of Class B Stock) for Class A Stock. The Company would retain the remaining 20% of cash savings, if any, realized. All payments of tax savings to InnoHold will be the Company’s obligation, and not that of Purple LLC (see Note 20 to our financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2020).

On December 27, 2018, InnoHold distributed a certain number of its paired Class B Units in Purple LLC and Class B Stock in Purple Inc. received in connection with the Business Combination to Terry Pearce and Tony Pearce, the Purple Founders.

On March 11, 2019, InnoHold also agreed to distribute additional amounts of its paired Class B Units and Class B Stock to InnoHold Class B unit holders who are or had been employees of Purple LLC and received equity incentives in Purple LLC prior to the Business Combination, providing a way for those employees to be more directly incentivized by the equity awards that had been granted to them. In January 2017, pursuant to the 2016 Equity Incentive Plan approved by InnoHold and Purple LLC that authorized the issuance of 12.0 million incentive units, Purple LLC granted 11.3 million incentive units to Purple Team LLC, an entity for the benefit of certain employees who were participants in that plan, including 1,000,000 units to Casey McGarvey, the Company’s Chief Legal Officer. These awards were deemed for accounting purposes to be granted subsequent to December 31, 2016. Grants were memorialized with (a) an award agreement between Purple LLC, Purple Team LLC and each applicable employee, (b) equity incentive plans of Purple LLC and Purple Team LLC and (c) ratifying consents of Purple LLC and Purple Team LLC. In conjunction with the Business Combination, Purple Team LLC was merged into InnoHold with InnoHold being the surviving entity and the incentive units previously issued to Purple Team LLC were cancelled and the members of Purple Team LLC received new incentive units issued by InnoHold under its own limited liability company agreement, which was considered a modification for accounting purposes. The new incentive units issued by InnoHold were on substantially the same terms as the Purple Team LLC incentive units previously issued. On February 8, 2019, InnoHold initiated a tender offer to each of these incentive unit holders, some of whom are current employees of Purple LLC, including Mr. McGarvey, to distribute the aggregate amount of 2.5 million Paired Securities held by InnoHold to each incentive unit holder, pro rata, in exchange for the cancellation of their ownership interests in InnoHold. All InnoHold incentive unit holders accepted the offer as of March 11, 2019, as indicted above, and the terms and distribution of each transaction were finalized and closed on June 25, 2019. At the closing of the tender offer, those incentive unit holders received, based on their pro rata holdings of InnoHold Class B Units, a pro rata share of 2.5 million Paired Securities held by InnoHold, of which a total of 1.7 million Paired Securities were distributed at the closing of the tender offer and the remaining 0.8 million were distributed in July and August 2019. The distribution of certain Paired Securities was a taxable event for the recipients of those Paired Securities, and such recipients, or us on their behalf, exchanged, subject to the Exchange Agreement and certain other conditions and restrictions, all or some of their securities into shares of Class A Stock and then liquidated some of those shares of Class A Stock in order to pay taxes assessed. The remaining distributed Paired Securities were subject to a lock-up period whereby they were not able to sell exchanged Paired Securities until October 25, 2019, except for a small number of Paired Securities that remained subject to vesting contingent upon such current employees’ continued employment with the Company.

The distribution by InnoHold to the incentive unit holders that were current employees of the Company resulted in the recognition of non-cash stock compensation expense for the Company in the amount of $9.0 million, which represents the fair value of the Paired Securities as of the respective distribution dates. These transactions are not dilutive to any stockholder holding or having rights to purchase the Company’s Class A Stock.

For a description of potential risks associated with the related-party transactions between the Company and InnoHold or EdiZONE, see “Risk Factors” in Item 1A of the Annual Report filed on Form 10-K for the year ended December 31, 2020, including “We have engaged in significant related-party transactions with affiliates and owners that may give rise to conflicts of interest, result in losses to the Company or otherwise adversely affect our operations and the value of our business”, “We operate in a highly competitive Comfort Industry, and if we are unable to compete successfully, we may lose customers and our sales may decline”, and “Purple LLC has licensed certain intellectual property to EdiZONE, LLC, which is owned by Tony and Terry Pearce via TNT Holdings, LLC, for the purpose of enabling EdiZONE to meet its contractual obligations to licensees of EdiZONE under contracts entered into years before the Business Combination, and some of those licensees are competitors of Purple LLC and have exclusivity rights that Purple LLC is required to observe.”

Policies and Procedures for Related Person Transactions

Our Audit Committee must review and approve any related person transaction we propose to enter into. Our Audit Committee charter details and, post-Business Combination, the amended charter of the Audit Committee of the post-Business Combination will provide, the policies and procedures relating to transactions that may present actual, potential or perceived conflicts of interest and may raise questions as to whether such transactions are consistent with the best interest of the company and our stockholders. A summary of such policies and procedures is as follows:

Any potential related party transaction that is brought to the Audit Committee’s attention will be analyzed by the Audit Committee, in consultation with outside counsel or members of management, as appropriate, to determine whether the transaction or relationship does, in fact, constitute a related party transaction. At each of its meetings, the Audit Committee will be provided with the details of each new, existing or proposed related party transaction, including the terms of the transaction, the business purpose of the transaction, and the benefits to us and to the relevant related party.

In determining whether to approve a related party transaction, the Audit Committee must consider, among other factors, the following factors to the extent relevant:

•        whether the terms of the transaction are fair to us and on the same basis as would apply if the transaction did not involve a related party;

•        whether there are business reasons for us to enter into the transaction;

•        whether the transaction would impair the independence of an outside director; and

•        whether the transaction would present an improper conflict of interest for any director or executive officer.

Any member of the Audit Committee who has an interest in the transaction under discussion must abstain from voting on the approval of the transaction, but may, if so requested by the Chairman of the Audit Committee, participate in some or all of the Audit Committee’s discussions of the transaction. Upon completion of its review of the transaction, the Audit Committee may determine to permit or to prohibit the transaction.

PROPOSAL NO. 2 — advisory vote on executive compensation

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are requesting stockholder approval of a non-binding advisory resolution approving the compensation of our named executive officers as disclosed in this proxy statement.

The primary objectives of our executive compensation program are to successfully recruit, motivate and retain experienced and talented executives, provide competitive compensation arrangements that are tied to corporate and individual performance, align the financial interests of our executives with those of our stockholders, and drive superior stockholder value. Our executive compensation program, which is administered by the Human Capital & Compensation Committee, is intended to align actual compensation payments to actual performance and to adjust upward during periods of strong performance and adjust downward when performance is short of expectations.

We believe the performance incentives provided under our executive compensation program have aligned our executive compensation with actual performance. Consistent with our pay-for-performance philosophy, our executive compensation program is designed to provide meaningful opportunities for compensation upon meeting rigorous performance expectations, but does not provide a great deal of guaranteed compensation or pay incentives without achieving Company and individual performance goals.

As discussed further in this proxy, our 2020 compensation decisions centered primarily around two principles: (1) a recognition that our business was growing significantly; and (2) the need to retain, motivate and reward our executive team. To address executive retention and motivation concerns, our executives participate in a long-term incentive plan.

See the “Executive Compensation” section of this proxy statement and the related tables and narrative disclosure for additional information regarding our compensation program for the named executive officers.

The Board recommends that stockholders approve the following advisory resolution:

”RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation of the company’s named executive officers, as disclosed in this proxy statement pursuant to item 402 of Regulation S-K, including the compensation tables and narrative disclosure.”

Vote Sought

Although this advisory resolution is non-binding, the Board values input from stockholders on our executive compensation. Our Human Capital & Compensation Committee will review and consider the voting results for this proposal and take into account the outcome of the vote in making future decisions concerning our executive compensation program.

Recommendation

The Board recommends a vote “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers.

Unless marked otherwise, proxies received will be voted “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers.

PROPOSAL NO. 3 — advisory vote on the frequency of future stockholder advisory votes on our executive compensation

In addition to seeking our stockholders’ advisory vote on the compensation of our named executive officers, we are presenting the following proposal pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, which gives stockholders the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers. Through voting on this proposal, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every year, every two years or every three years. For the reasons discussed below, the Board recommends that advisory votes on executive compensation take place every year. The Board recommends that future advisory votes on executive compensation occur every year as a means to provide us with timely and direct feedback from stockholders. As discussed in the “Executive Compensation” section of this Proxy Statement and the related tables and narrative disclosure, our executive compensation program emphasizes long-term incentives designed to reward sustainable performance. However, we believe that holding an annual advisory vote on executive compensation will best align with the information we provide annually regarding our executive compensation program. In addition, we are aware of the significant interest in executive compensation matters by investors and the general public, and we value and encourage constructive dialogue with our stockholders on these matters.

Please note that because advisory votes on executive compensation would occur well after the beginning of the year, and because the various elements of our executive compensation program are integrated and complement one another, it may not always be feasible or appropriate to change our executive compensation program by the time of the following year’s annual meeting of stockholders.

Vote Sought

Although this advisory vote is non-binding, the Board values input from stockholders. The Board will consider the voting results for this proposal in determining how frequently to conduct the vote on executive compensation.

Recommendation

The Board recommends that stockholders vote in favor of “1 YEAR” on the proposal concerning the frequency of future stockholder advisory votes on the company’s executive compensation.

Unless marked otherwise, proxies received will be voted in favor of “1 YEAR” on the proposal concerning the frequency of future stockholder advisory votes on the company’s executive compensation.

PROPOSAL NO. 4 — RATIFICATION OF APPOINTMENT OF BDO USA, LLP

Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The Audit Committee is also involved in the selection of the lead audit engagement partner whenever a rotational change is required, normally every five years.

BDO USA, LLP served as our independent registered public accounting firm for the 2020 fiscal year. The Audit Committee has selected BDO USA, LLP to serve in this capacity for the 2021 fiscal year. The Audit Committee believes that the continued retention of BDO USA, LLP as our independent registered public accounting firm for 2021 is in the best interests of our company and our stockholders. BDO USA, LLP audited the financial statements of Purple LLC beginning with the year ended December 31, 2015 through the year ended December 31, 2020.

As a matter of good corporate governance, we are asking stockholders to ratify the selection of BDO USA, LLP as our independent registered public accounting firm for 2021. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

The following table presents fees for professional services rendered by our principal accountants over the last two fiscal years for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Forms 10-Q and 10-K, and fees billed for other services. BDO USA, LLP was our principal accountant as of December 31, 2020.

(in thousands)	2020	2019
Audit fees(1)	$1,798	$1,014
Audit-related fees	—	—
Tax fees(2)	—	18
All other fees	—	—
Total	$1,798	$1,032

____________

(1)      Audit Fees consist of fees for the audit of the Company’s annual financial statements included in Form 10-K for 2020 and 2019 and services in connection with registration statements filed in 2020 and various statutory and regulatory filings in 2019. Audit fees also include fees related to the reviews of interim financial information included in Forms 10-Q and for consent or comfort letter procedures performed in conjunction with registration statements and the Business Combination or completing financial transactions during the respective fiscal years.

(2)      Tax Fees include fees paid for assistance provided with respect to tax matters associated with employee tax compliance filings.

Pre-approval Policies

Our policy has been for the Audit Committee to pre-approve all audit, audit-related and non-audit services performed by our independent auditors and to subsequently review the actual fees and expenses paid to our independent auditors. Accordingly, the Audit Committee pre-approved all audit, audit-related and non-audit services performed by our independent auditors and subsequently reviewed the actual fees and expenses paid to BDO USA, LLP. The Audit Committee has determined that the fees paid to BDO USA, LLP for services are compatible with maintaining BDO USA, LLP’s independence as our auditors.

Attendance at Annual Meeting

Representatives from BDO USA, LLP are expected to be present virtually at the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Vote Sought

The proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2021 will be approved if a majority of the votes cast by stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon vote in favor of the proposal.

Recommendation

The Board recommends that stockholders vote “FOR” the proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2021.

Unless marked otherwise, proxies received will be voted “FOR” the proposal to ratify the appointment of BDO USA, LLP as the Company’s independent accounting firm.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed our December 31, 2020 and 2019 audited financial statements, as included in our Annual Report on Form 10-K filed on March 11, 2021, with our management and has discussed with BDO USA, LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee has received the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with BDO USA, LLP its independence from us. The Audit Committee has concluded that BDO USA, LLP is independent from the Company and our management.

Based on its review, the Audit Committee recommended to the Board that the audited financial statements for our fiscal years ended December 31, 2020 and 2019 be included in our Annual Report on Form 10-K, which was filed on March 11, 2021.

Members of the Audit Committee
Gary T. DiCamillo
Pano Anthos
Claudia Hollingsworth Gary A. Kiedaisch

ANNUAL REPORT

On March 11, 2021, we filed our annual report on Form 10-K for the year ended December 31, 2020. A copy of the annual report on Form 10-K has been made available with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, officers, and persons that own more than 10 percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

We have identified the following reports required to be filed by insiders under Section 16(a) of the Exchange Act that were not filed in a timely manner: two late reports by InnoHold, LLC relating to an aggregate of three transactions; two late reports by Tony Pearce relating to an aggregate of three transactions; two late reports by Terry Pearce relating to an aggregate of three transactions; one late report by each of Coliseum Capital Management, LLC, Craig Phillips, Casey McGarvey, Gary Kiedaisch, Claudia Hollingsworth, Joe Megibow, and Gary DiCamillo, each relating to one transaction, respectively; one late report by John Legg relating to three transactions; one late report by Tres White, relating to two transactions, respectively; and two late reports by Pano Anthos relating to an aggregate of three transactions.

STOCKHOLDER PROPOSALS

Stockholders may present proposals for action at a future meeting if they comply with SEC rules, state law and our bylaws.

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in the proxy statement for our 2022 annual meeting of stockholders. In accordance with Rule 14a-8(b)(2), stockholder proposals, along with proof of ownership, must be received by us not later than December 10, 2021, which is 120 calendar days prior to the anniversary date of when the proxy statement was released to stockholders in connection with the Annual Meeting, or a reasonable time before the registrant begins to print and mail its proxy materials if the date of the annual meeting changes by more than 30 days from the date of the previous year’s annual meeting. Stockholders are also advised to review our Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals (other than non-binding proposals presented under Rule 14a-8) and director nominations.

Our bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, for stockholder nominations to the Board or other proposals to be considered at an annual meeting of stockholders, the stockholder must have given timely notice thereof in writing to us not less than 90 nor more than 120 calendar days prior to the anniversary date of the preceding year’s annual meeting. To be timely for the 2022 annual meeting of Stockholders, a stockholder’s notice must be delivered or mailed to and received by us between January 21, 2022 and February 20, 2022. However, in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting or special meeting commence a new time period for the giving of a stockholder’s notice.

To be in proper form, a stockholder’s notice must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

Stockholder proposals must be in writing and should be addressed to c/o Purple Innovation, Inc., Attention: Corporate Secretary, 4100 N. Chapel Ridge Road, Suite 200, Lehi, Utah 84043. It is recommended that stockholders submitting proposals direct them to our corporate secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The Chairman of the Annual Meeting reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.

We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year’s Annual Meeting. The enclosed proxy grants the proxy holders discretionary authority to vote on any matter properly brought before the stockholders at this year’s Annual Meeting.

HOUSEHOLDING

We may deliver a single copy of the Notice of Internet Availability of Proxy Materials to an address shared by two or more of our stockholders. This delivery method, referred to as “householding,” can result in significant cost savings for us. To take advantage of this opportunity, the company and banks and brokerage firms that hold your shares may deliver only one Notice of Internet Availability of Proxy Materials to multiple stockholders who share an address unless one or more of the stockholders has provided contrary instructions. The company will deliver promptly, upon written or oral request, a Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the Notice of Internet Availability of Proxy Materials was delivered. A stockholder who wishes to receive a separate Notice of Internet Availability of Proxy Materials, now or in the future, may obtain one, without charge, by addressing a request to Investor Relations, Purple Innovation, Inc., 4100 N. Chapel Ridge Road, Suite 200, Lehi, Utah 84043or by calling (801) 756-2600 ext. 116. Stockholders of record sharing an address who are receiving multiple copies of these materials and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner. If you are the beneficial owner, but not the record holder, of the company’s shares and wish to receive only one copy of the Notice of Internet Availability of Proxy Materials in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

OTHER BUSINESS

We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, the proxy holders intend to vote the shares they represent as the Board may recommend.

WHERE YOU CAN FIND MORE INFORMATION

This report is available free of charge on our internet website, www.purple.com. On our website, we will make available our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and other information and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. This reference to our website is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on, or accessible through, our website into this Proxy Statement.

PURPLE INNOVATION, INC. ANNUAL MEETING OF SHAREHOLDERS MAY 21, 2021, 9:00 A.M. MOUNTAIN TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints Craig Phillips and Casey K. McGarvey, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated below, all of the shares of common stock of PURPLE INNOVATION, INC. held of record by the undersigned at the close of business on MARCH 24, 2021 at the Annual Meeting of Stockholders of PURPLE INNOVATION, INC. to be held on MAY 21, 2021 at 9:00 a.m., Mountain Time. This year’s meeting will be conducted exclusively via a live audio webcast. In order to attend and vote at the Annual Meeting, you must register in advance at https://register.proxypush.com/PRPL prior to the deadline of May 19, 2021 at 5:00 p.m. Eastern Time. Once you have registered to attend, you will receive further instructions via email, including your unique URL link that will allow you access to the Annual Meeting and will permit you to submit questions. The meeting webcast will begin promptly at 9:00 a.m. MDT. Online check-in will begin approximately 15 minutes before then and we encourage you to allow ample time for check-in procedures. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1, PROPOSAL 2, AND PROPOSAL 4, AND IN FAVOR OF “1 YEAR” ON PROPOSAL 3, AND IN ACCORDANCE WITH THE JUDGEMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 4 AND RECOMMENDS A VOTE IN FAVOR OF “1 YEAR” ON PROPOSAL 3 FOR THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON OUR EXECUTIVE COMPENSATION. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE 1.Election of Directors FOR AGAINST ABSTAIN 01. Pano Anthos 02. Gary DiCamillo 03. Adam Gray 04. Claudia Hollingsworth 05. Gary Kiedaisch 06. Joseph B. Megibow 07. Paul Zepf 08. Dawn Zier 2. Approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as set forth in our Proxy Statement. For Against Abstain 3. Advisory vote on the frequency of future stockholder advisory votes on our executive compensation. 1 year 2 years 3 years Abstain Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm to audit our financial statements for the year 4 ending December 31, 2021. For Against Abstain The undersigned hereby acknowledges receipt of the Notice of Internet Availability of Proxy Materials prior to signing this proxy. Please check this box if you plan to attend the Annual Meeting via the live video webcast. 5 DATE:, 2021 Signature Signature Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by an authorized person. Please Date, Sign and Return TODAY in the Enclosed Envelope. No Postage Required if Mailed in the United States.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF EXECUTED BUT NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 4 LISTED ABOVE AND IN FAVOR OF “1 YEAR” FOR PROPOSAL 3 LISTED ABOVE.

Do not discard. This is your Proxy Card for voting. See reverse side. Voting Instructions Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders To Be Held on May 21, 2021 The proxy statement and Form 10-K are available at http://www.pstvote.com/purple2021 You may vote your proxy in the following ways: Via Internet: Via Mail: Login to www.pstvote.com/purple2021 Philadelphia Stock Transfer, Inc. 2320 Haverford Rd., Suite 230 Ardmore, PA 19003 You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., Eastern Daylight Time, on May 21, 2021. Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card. CONTROL NUMBER Enter your control number (12 digit number located below)